As filed with the Securities and Exchange Commission on March 2, 2010
Registration No. 33-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________________

Gold Entertainment Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	7841	98-0206212
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

23150 Sandalfoot Plaza Dr., Suite C,
Boca Raton, Florida 33428
( 647-477-2215  )
 (Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
__________________________

Hamon Francis Fytton
President
2805 E. Oakland Park Blvd. PMB363
Ft. Lauderdale, FL  33306
( 647-477-2215  )
(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

Copy to:

Guy M. Jean-Pierre, Esq.
Jean-Pierre & Jean-Pierre LLP
23150C Sandalfoot Plaza Drive
Boca Raton, Florida 33428
(305) 929-3652

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	6,898,426,636	$ .0001(1)	$689,843(2)	$ 49.19
Total	6,898,426,636	$ .0001	$689,843	$ 49.19

(1) On January 31, 2010, the closing price of our common stock was $.0001 per share.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, the aggregate offering price is based upon the January 31, 2010 closing price of our common stock as traded on the Pink OTC Markets Inc.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated March ___, 2010

PRELIMINARY PROSPECTUS

Gold Entertainment Group, Inc.
6,898,426,636 Shares of Common Stock

$0.0001 per share
__________________________

This prospectus covers the resale by selling stockholders named on page 13 of up to 6,898,426,636 shares of our common stock, par value $0.0001 per share.

This offering is not being underwritten. All of the shares being sold by the selling stockholders are described on page 13 of this prospectus. These securities will be offered for sale by the selling stockholders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled “Plan of Distribution.” We will not receive any of the proceeds from the sale of these shares. We will pay all expenses incurred in connection with the offering described in this prospectus, with the exception of the brokerage expenses, fees, discounts and commissions which will all be paid by the selling stockholders. Our common stock is more fully described in the section of this prospectus titled “Description of Securities.”

The prices at which the selling stockholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, from time to time by the selling stockholders. See “Plan of Distribution.”

Our common stock is currently listed on the Pink OTC Markets Inc. under the symbol “GEGP”. On January 31, 2010, the closing price of our common stock was $0.0001 per share.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus to make your investment decision.  We have not authorized anyone to provide you with different information.  This prospectus may be used only where it is legal to sell these securities.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus.  We encourage you to read the entire prospectus carefully.

The date of this prospectus is March 2, 2010

Neither the selling stockholders nor we have authorized anyone to provide you with information different from that contained in this prospectus. These securities may be sold only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the effective date of this offering, regardless of the time of delivery of this prospectus or of any sale of the securities. You must not consider that the delivery of this prospectus or any sale of the securities covered by this prospectus implies that there has been no change in our affairs since the effective date of this offering or that the information contained in this prospectus is current or complete as of any time after the effective date of this offering.

Neither the selling stockholders nor we are making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or the possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside of the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable in that jurisdiction.

PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and our financial statements and the related notes. In this prospectus, we refer to Gold Entertainment Group, Inc. as “Gold Entertainment”, “our company”, “we”, “us” and “our”.

Our Company

Since April, 2005, the Company has been inactive with no revenues and is currently seeking an acquisition or merger to bring an operating entity into the Company.  The Company does not propose to restrict its search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry.  The Company has unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

History

Gold Entertainment Group, Inc. was originally incorporated in the State of Nevada on March 3, 1999 as a C corporation under the name ADVANCED MEDICAL TECHNOLOGIES INC. / CANADA. The fiscal year end is January 31st. On April 5, 2002, the Stock Exchange and Merger Agreement entered into between Gold Entertainment Group, Inc. and Advanced Medical Technologies, Inc., was filed with the Nevada Secretary of State. Advanced Medical Technologies, Inc., amended its name to Gold Entertainment Group, Inc. On August 28, 2007 the state of incorporation was changed from Nevada to Florida.

Our executive offices are located at 23150 Sandalfoot Plaza Drive, Suite C, Boca Raton, Florida 33428.  Our corporate website is www.goldentertainment.com.  Information contained on our website shall not be deemed to be part of this prospectus.

Risks Related to Our Business

Our business is subject to a number of risks, which you should be aware of before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors.”

The Offering

We are registering 6,898,426,636 shares of our common stock for sale by the selling stockholders identified in the section of this prospectus entitled “Selling Security Holders.”

The shares of common stock offered under this prospectus may be sold by the selling security holders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling security holders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned “Selling Security Holders” and “Plan of Distribution”. We will not receive any of the proceeds from those sales. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling stockholders.

Stock Issuances and Stock Splits

The following issuances and splits follow the change of ownership and name change to Gold Entertainment Group, Inc.

As of March 26, 2002, as the result of a 25:1 reverse split, 1,161,892 shares were issued and outstanding prior to the current management taking control.

As a result of the merger described in this document, as of Sept 17, 2002, 10,170,540 shares were issued and outstanding.

As of October 4, 2002, a 2.5:1 forward split resulted in 10,426,352 shares being issued and outstanding. The president, Hamon Francis Fytton, returned 6,000,000 shares immediately prior to the forward split so he retained the same amount of shares as before.

On March 23, 2004, a 10:1 reverse split resulted in 1,042,650 shares being issued and outstanding.

On March 15, 2004 Quality of Life Marketing Inc, a Canadian corporation, was acquired as a wholly owned subsidiary. As a result, a further 48,000,000 million new shares were issued to existing management.

On March 29, 2004 a new issuance resulted in a further 12,093,853 shares were issued and are being registered as part of this offering.

On January 28, 2005, an issue of 1,845,000 shares was made as part of a Founding Distributor Stock Option Plan in conjunction with the existing plan.

On January 28, 2005, the company issued 57,000,000 shares to the officers, directors, and key employees.

As of January 31, 2005, the fiscal year-end, there were 130,761,513 shares issued and outstanding.

As of January 31, 2006, the fiscal year-end, there were 144,884,784 shares issued and outstanding.

As of January 31, 2007, the fiscal year-end, there were 151,386,513 shares issued and outstanding.

On March 5, 2007, $70,000 of the principal balance of convertible note payable was converted into 1,400,000,000 common shares.

On March 7, 2007, the Company’s current President (also a principal stockholder) and an entity owned 100% by this individual (collectively, the “related party”) converted $10,980 of amounts due from the Company into 3,250,000,000 common shares.

On March 7, 2007, the Company issued 500,000,000 common shares to a consultant for services rendered.

On March 7, 2007, the Company issued 250,000,000 common shares to the Company’s Chief Executive Officer for services rendered.

On March 29, 2007, $20,000 of the principal balance of convertible note payable was converted into 400,000,000 common shares.

On April 17, 2007, $29,500 of the principal balance of convertible note payable was converted into 590,000,000 common shares.

On August 31, 2007, the Company issued 114,285,714 common shares in exchange for $10,000 cash.

On August 31, 2007, the Company issued 585,714,286 common shares as compensation for $58,571 of services rendered under a consulting agreement.

On November 29, 2007, the Company issued 700,000,000 common shares as compensation for $70,000 of services rendered under a consulting agreement.

On January 3, 2008, $52,500 of the principal balance of the convertible note payable was converted into 1,050,000,000 common shares.

As of January 31, 2008, the fiscal year-end, there were 8,981,501,513 shares issued and outstanding.

As of January 31, 2009, the fiscal year-end, there were 8,981,501,513 shares issued and outstanding.

As of October 31, 2009, the filing period, there were 8,981,501,513 shares issued and outstanding.

As of January 31, 2010, the fiscal year-end, there were 8,981,501,513 shares issued and outstanding.

On February 26, 2010, the Company returned to treasury 9,885,000 common shares as the balance of a Founding Distributor Stock Option Plan, which has not been in effect since 2005.

As of the filing date there are 8,981,501,513 common shares issued and outstanding.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision.  Our business could be harmed by any of these risks.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.  In assessing these risks, you should also refer to the other information contained in this prospectus, including our financial statements and related notes.

Risks Related to Our Business

We are an early-stage company and our lack of operating history makes evaluating our business and profitability highly speculative.

DESCRIPTION OF BUSINESS – SHELL

Since January 31, 2008, the Company has been engaged in organizational efforts.  At the end of 2008, the Company decided to conduct an audit of the Company’s Consolidated Financial Statements to prepare for whatever possible opportunities might arise.  Accordingly, the Company completed audited consolidated financial statements for the periods ended January 31, 2009 and 2008 and unaudited Consolidated Financial Statements for the nine months ended October 31, 2009.  Since the completion of the referenced Consolidated Financial Statements in November 2009, the Company’s sole activities have been limited to pursuing a business combination; however, the Company has not conducted negotiations or entered into a letter of intent concerning any target business.  The current business purpose of the Company is to seek the acquisition of, or merger with, an existing company. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination.

RISKS

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk.

There may be conflicts of interest between our management and our non-management stockholders.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors.  A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders.  Further, our management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders. In addition, our current or future officers and directors may in the future be involved with other public companies and conflicts in the pursuit of business combinations with such other public companies with which they and other members of our management may in the future be affiliated with may arise.  If we and any other public company, including one or more  blank check companies, that our officers and directors become affiliated with, if any, desire to take advantage of the same opportunity, then those officers and directors that are affiliated with both companies would abstain from voting upon the opportunity. In the event of identical officers and directors, the officers and directors will arbitrarily determine the company that will be entitled to proceed with the proposed transaction.  We cannot assure you that conflicts of interest among us and our stockholders will not develop.

Our business is difficult to evaluate because we have no recent operating history.

As the Company has no current operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination.  The Company has had no recent operating history nor any revenues or earnings from operations since 2005.  We have no significant assets or financial resources.  We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity.  We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

Future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment.  The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity.  While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion.  In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange.  However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange.  After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the "pink sheets," where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock.  In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors.  Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity.  This would also make it more difficult for us to raise additional capital following a business combination.

Risks Associated with Equity Ownership of our Securities and Our Capital Structure

-	Insiders have substantial control over the company, and they could delay or prevent a change in our corporate control, even if our other stockholders wanted such a change to occur.

 Our executive officers, directors, and principal stockholders who hold 5% or more of the outstanding common stock and their affiliates beneficially owned as of January 31, 2010, in the aggregate, approximately 3,600,000,000 shares of our outstanding common stock and all 5,000,000 shares of the Preferred stock of the Company currently outstanding (issued on March 1, 2010).  These stockholders will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

-	Our common stock does not have a vigorous trading market and you may not be able to sell your securities when desired.

 We have a limited active public market for our common shares.  We cannot assure you that a more active public market will ever develop, allowing you to sell large quantities of shares or all of your holdings.  Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly for us.

 It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies to obtain.

We do not have a written stock option plan in place, which may create potential conflicts of interest for our management and may dilute or diminish the value of our common stock.

The options to purchase common stock that are outstanding or that may be issued in the future are not and may not be issued in accordance with a comprehensive written option plan.  Management presents proposed grants of stock options to our Board of Directors for approval, and the terms of the options we grant are contracted between each recipient and the Company on a case-by-case basis.  Therefore, our board may issue options on terms and in amounts not yet determined.  These circumstances may create a conflict of interest with respect stock option recipients serving on the board. Furthermore, if more stock options are granted, the eventual exercise of those options will dilute the holdings of the current stockholders, and significant sales of stock issued upon the exercise of options could have a negative effect on our stock price.

Authorization of Preferred Stock.

Our Certificate of Incorporation authorizes the issuance of up to 50 million (50,000,000) shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors.  Currently, the Company has designated Series A of Preferred Stock.  The Series A Preferred has 25,000,000 shares authorized and 5,000,000 shares were issued on March 1, 2010.

 Series A Preferred stock has the following voting rights:

The holders of shares of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted.

Series A Preferred Stock also carries a conversion provision such that for each share of Series A Preferred Stock shall be convertible into five thousand (5,000) shares of common stock. Accordingly the five million shares of Series A Preferred Stock issued have the majority voting rights of the corporation.

Accordingly, our Board of Directors is empowered, without stockholder approval, to issue additional preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any additional shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future. Control by management.

•
Management currently owns approximately 40% of all the issued and outstanding common stock of the Company and 100% of the preferred stock issued and outstanding.  The preferred stock issued to management has super majority voting rights.  Consequently, management has the ability to influence control of the operations of the Company and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•	Election of the board of directors;
•	Removal of any directors;
•	Amendment of the Company's articles of incorporation or bylaws; and

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

These stockholders will thus have substantial influence over our management and affairs and other stockholders of the Company possess no practical ability to remove management or effect the operations of the business of the Company. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the common stock.

THIS REGISTRATION STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO US, OUR INDUSTRY AND TO OTHER BUSINESSES.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

We have a history of net losses. We incurred net income for the year ended January 31, 2009 in the amount of $553,477 (due to the gain on termination of debt and the gain on settlement of accrued liabilities) and for the year ended January 31, 2008 a net loss of $1,429,700 and a net loss of $69,798 for the nine months ended October 31, 2009. We anticipate continuing to incur such losses in the foreseeable future, which can result in uncertainty as to the achievement or maintenance of future profitability.

We may require significant additional external financing to implement business plan.

Upon the acquisition of any new business, we may require significant additional external financing to sustain our operations, support our expansion, achieve profitability, or continue as a going concern. There can be no assurance that we will be able to secure any such additional external financing, or, if we are able to secure such external financing, that it will be on terms favorable, or even acceptable, to us. Any inability to achieve profitability or otherwise secure additional external financing would have a material adverse effect.

The nature of any newly-acquired business (es) may be such that we may not be able to obtain sufficient external financing to support the operations of such new business, thereby raising substantial doubts as to our ability to continue as a going concern, and we may ultimately be forced to seek protection from creditors under the bankruptcy laws or cease operations, which may result in a substantial or complete loss of your invested capital.

Our future indebtedness could adversely affect our financial health.

We may incur a significant amount of indebtedness to finance our operations and growth. Any such indebtedness could result in negative consequences to us, including:

•	increasing our vulnerability to general adverse economic and industry conditions;
•
requiring that a portion of our cash flow from operations be used for the payment of interest on our debt, thereby reducing our ability to use our cash flow to fund working capital, capital expenditures and general corporate requirements;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures and general corporate requirements;
•	limiting our flexibility in planning for, or reacting to, changes in our business; and
•	placing us at a competitive disadvantage to competitors who have less indebtedness.

We may incur costs and compliance risks as a result of the Sarbanes-Oxley Act of 2002 and if we fail to maintain effective internal controls, we may not be able to accurately report our financial results or prevent fraud and our business may be harmed.

Regardless of the type of business (es) that we acquire, we anticipate that we will incur costs related to compliance with the Sarbanes-Oxley Act of 2002 (“the Sarbanes-Oxley Act”).  Section 404 of the Sarbanes-Oxley Act requires management to currently evaluate and assess the effectiveness of a company’s internal controls over financial reporting and our independent registered public accounting firm to attest to the effectiveness of such internal controls starting with fiscal years ending after June 15, 2010. We expect compliance with Section 404 of the Sarbanes-Oxley Act to be time-consuming and to increase our legal and financial compliance costs. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Effective internal controls are essential in providing reliable financial reports effectively preventing fraud. Our inability to provide reliable financial reports or to prevent fraud could harm our business.  In order to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, we are required to continuously evaluate and, where appropriate, enhance our policies, procedures and internal controls. If we fail to maintain the adequacy of our internal controls, we could be subject to litigation, regulatory scrutiny and reputational harm.  We cannot ensure that we will always be able to fully comply with the requirements of the Sarbanes-Oxley Act or that management will conclude that our internal control over financial reporting is effective. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting or our independent auditors providing an adverse opinion regarding management’s assessment. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We may become subject to legal proceedings, claims and litigation in the ordinary course of business, which could materially adversely affect our business.

From time to time, we may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. We cannot assure you that the outcome of such potential litigation will be in our favor. Such litigation may be costly and may divert management’s attention as well as expend our other resources away from our business. An adverse determination in any such litigation may harm our business, prospects and reputation. We are not currently a party to any material legal proceedings, nor are we aware of any other pending or threatened litigation that would have a material adverse effect on our business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Risks Related to Ownership of our Common Stock

Our stock price is likely to be volatile.

Our common stock has been publicly traded since April 2002 as Gold Entertainment Group, Inc. The market price of our common stock has been and will likely continue to be subject to fluctuations. In addition, the stock market in general and the market for technology companies in particular, have from time to time experienced significant price and volume fluctuations that have been often unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may cause our common stock to materially decline, regardless of our operating performance. In the past, following periods of volatility in the stock market and the market price of a particular company’s securities, securities class action litigation has often been instituted against that company. Litigation of this type could result in substantial legal fees and other costs, potential liabilities and a diversion of management’s attention and resources.

We have not and do not intend to pay dividends on our common stock.

The payment of dividends upon our capital stock is solely within the discretion of our board of directors and dependent upon our financial condition, results of operations, capital requirements, restrictions contained in our future financing instruments and any other factors our board of directors may deem relevant. We have never declared or paid a dividend on our common stock and, because we have very limited resources, we do not anticipate declaring or paying any dividends on our common stock in the foreseeable future. Rather, we intend to retain any future earnings for the continued operation and expansion of our business. It is unlikely, therefore, that the holders of our common stock will have an opportunity to profit from anything other than potential appreciation in the value of our common shares held by them. If you require dividend income, you should not rely on an investment in our common stock.

We are controlled by a small number of existing stockholders, who may make decisions with which our stockholders may disagree.

Our majority stockholder, Mr. Fytton owns approximately 36.807% of our outstanding shares of common stock and will continue to beneficially own approximately 36.807% of our outstanding shares of common stock following the completion of this offering. Additionally, Mr. Fytton beneficially owns all of the outstanding shares of Series A Preferred Stock, which carries super-majority voting rights.  Accordingly Mr. Fytton has effective control of the company. The interests of this stockholder may differ from the interests of our other stockholders. This stockholder could exercise significant influence over our operations and business strategy and will have sufficient voting power to influence all matters requiring approval by our stockholders, including the ability to elect or remove directors, to approve or reject mergers or other business combination transactions, the raising of future capital and the amendment of our certificate of incorporation, which govern the rights attached to our shares of common stock. In addition, this concentration of ownership may delay, prevent or deter a change in control, or deprive other stockholders of a possible premium for their shares of common stock as part of a sale of our company.

Future sales of our common stock could reduce our stock price.

We have agreed to register 6,898,426,636 shares of our common stock for certain of our stockholders in this registration statement.  Sales of common stock by these stockholders, or the perception that such sales may occur in the future, could materially and adversely affect the market price of our common stock. The shares of common stock the selling stockholders are offering for sale in this prospectus will be freely tradable immediately following this offering and the market price of our common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them.

As a company quoted on the Pink OTC Markets, Inc. we are not subject to any minimum listing criteria or other eligibility requirements.

Companies that are listed on a national securities exchange, such as the NASDAQ Stock Market, American Stock Exchange or New York Stock Exchange, must meet certain qualitative and quantitative listing criteria, for example, they must meet requirements with respect to operating results, net asset thresholds, corporate governance, trading price and minimums for their public float.  Companies that are quoted on the OTC Bulletin Board, while not subject to listing requirements per se, must be registered with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and must remain current in their reporting requirements in order to remain eligible for quotation.

In contrast, companies quoted on the Pink OTC Markets, Inc. do not have to meet minimum listing criteria nor do they have to be registered with the Securities and Exchange Commission under the Exchange Act or current in any reporting requirements. As we are quoted on the Pink OTC Markets, Inc., and not subject to any minimum listing criteria or other eligibility requirements, there may be limited or no information available regarding us, our financial condition, business or operations, and you may find it more difficult to obtain accurate quotations as to the price of our securities or dispose of securities which you own.

Our securities are characterized as “microcap stock”, and as such are subject to a number of unique risks.

The term “microcap stock” applies to companies with low or “micro” capitalizations, meaning the total value of the company’s stock.  Microcap stocks are subject to a number of unique risks.  Many microcap companies tend to be new and have no proven track record. Some of these companies have limited or no assets or operations. Others have products and services that are still in development or have yet to be tested in the market. Another risk that pertains to microcap stocks involves the low volumes of trades. Because microcap stocks trade in low volumes, any size of trade can have a large percentage impact on the price of the stock. While all investments involve risk, microcap stocks can be among the most risky.

Unless an active trading market develops for our securities, stockholders may have difficulty or be unable to sell their shares of common stock.

Our common stock is quoted on the Pink OTC Markets, Inc. under the symbol “GEGP”, however, there is not currently an active trading market for our common stock, meaning that the number of persons interested in purchasing shares of our common stock at or near ask prices at any given time may be relatively small or non-existent, and there can be no assurance that an active trading market may ever develop or, if developed, that it will be maintained. There are a number of factors that contribute to this situation, including, without limitation, the fact that we are a small early-stage company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early-stage company such as ours or purchase or recommend the purchase of shares of our common stock until such time as we became more seasoned and viable.

As a consequence, the Pink OTC Markets, Inc. is characterized by a lack of liquidity, sporadic trading, larger spreads between bid and ask quotations, and other conditions that may affect stockholders’ ability to re-sell our securities.  Moreover, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Unless an active trading market for our common stock is developed and maintained, stockholders may be unable to sell their common stock and any attempted sale of such shares may have the affect of lowering the market price of our common stock and a stockholder’s investment could be a partial or complete loss.

Since our common stock is thinly traded it is more susceptible to extreme rises or declines in price, and stockholders may not be able to sell their shares at or above the price paid.

Since our common stock is thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including:

•	new products or services introduced or announced by our competitors; or us
•	actual or anticipated variations in quarterly operating results;
•	conditions or trends in our business industries;
•	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	additions or departures of key personnel;
•	sales of our common stock; and
•	general stock market price and volume fluctuations of publicly quoted, and particularly microcap, companies.

Stockholders may have difficulty reselling shares of our common stock, either at or above the price paid, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, and as noted below, our shares are currently traded on the Pink OTC Markets, Inc. and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to manipulation by market-makers, short-sellers and option traders.

Our common stock is subject to the “penny stock” regulations, which are likely to make it more difficult to sell.

Our common stock is considered a “penny stock,” which generally is a stock trading under $5.00 and not registered on a national securities exchange or quoted on the NASDAQ Stock Market. The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. These rules generally have the result of reducing trading in such stocks, restricting the pool of potential investors for such stocks, and making it more difficult for investors to sell their shares once acquired. Prior to a transaction in a penny stock, a broker-dealer is required to:

•	deliver to a prospective investor a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market;
•	provide the prospective investor with current bid and ask quotations for the penny stock;
•	explain to the prospective investor the compensation of the broker-dealer and its salesperson in the transaction;
•	provide investors monthly account statements showing the market value of each penny stock held in their account; and
•	make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules. Since our common stock is subject to the penny stock rules, investors in our common stock may find it more difficult to sell their shares.

Future issuances by us or sales of our common stock by our officers or directors may dilute stockholder interest or depress our stock price.

We may issue additional shares of our common stock in future financings or grant stock options under our equity incentive plan to our employees, officers, directors and consultants. Any such issuances could have the effect of depressing the market price of our common stock and, in any case, would dilute the interests of our existing stockholders. Such a depression in the value of our common stock could reduce or eliminate amounts that would otherwise have been available to pay dividends on our common stock (which is unlikely in any event) or to make distributions upon our liquidation.

Furthermore, shares owned by our officers or directors which are registered in a registration statement, or which otherwise may be transferred without registration pursuant to applicable exemptions under the Securities Act may be sold. Because of the perception by the investing public that a sale by such insiders may be reflective of their own lack of confidence in our prospects, the market price of our common stock could decline as a result of a sell-off following sales of substantial amounts of common stock by our officers and directors into the public market, or the mere perception that these sales could occur.

FORWARD-LOOKING INFORMATION

This prospectus, including the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” contains forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

•	our projected profitability;
•	our growth strategies;
•	anticipated trends in our industry;
•	our future financial results;
•	our ability to market our products and services;
•	our ability to attract and retain consumers; and
•	implementation of our business model.

These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include those listed under “Risk Factors” and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as “may,” “could” “expects,” “intends,” “plans,” “anticipates,” “believes,” “potential,” “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not intend to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results. Neither the Private Securities Litigation Reform Act of 1995 nor Section 27A of the Securities Act of 1933, as amended, provides any protection for statements made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling stockholders. All proceeds from the sale of the shares offered hereby will be for the account of the selling stockholders, as described below in the sections titled “Selling Security Holders” and “Plan of Distribution.” With the exception of any brokerage fees and commissions which are the obligation of the selling stockholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $50,000.00, inclusive of our legal, audit and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of common stock covered in this prospectus may actually be sold will be determined by the prevailing public market price for our shares of common stock or by negotiations in private transactions.

SELLING SECURITY HOLDERS

The following table sets forth the names of the selling stockholders who may sell their shares under this prospectus from time to time. Each of the selling stockholders has within the past three years had a material relationship with us.  Hamon Fytton served as President from February 2002 to present except during a period in 2007 when Brian Stetten, the current CEO also served as President.

The following table also provides certain information with respect to the selling stockholders’ ownership of our securities as of January 31, 2010, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities. The selling stockholders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling stockholders will sell all shares covered by this prospectus.

Some of the selling stockholders may distribute their shares, from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus. Each selling stockholder may also transfer shares owned by him or her by gift and upon any such transfer the done would have the same right of sale as the selling stockholder.

A discussion of the material terms of this offering is included in the section of this prospectus titled “Prospectus Summary - The Offering” at page 1, We may amend or supplement this prospectus from time to time to update the disclosure set forth herein.

Name of Selling Stockholder	Number of Shares Owned Before Offering	Number of Shares Being Offered	Number of Shares Owned After Offering	Percentage Owned After Offering
ALL SHAREHOLDERS EXCLUDING CEDE & CO.(1)	6,898,426,636	6,898,426,636	0	0%
TOTAL	6,898,426,636	6,898,426,636	0	0%

(1) The company is registering all of its issued and outstanding shares of common stock, not including stock deposited with CEDE & CO.  The intent is to ensure that all issued and outstanding shares are free trading. The details regarding the specific shareholders and the number of shares owned by each shareholder are included in the certified shareholder list, which included as part of this registered statement.

PLAN OF DISTRIBUTION

We are registering shares of our common stock for resale by the selling stockholders identified in the section above entitled “Selling Security Holders.” We will receive none of the proceeds from the sale of these shares by the selling stockholders. The common stock may be sold from time to time to purchasers:

•	through the Pink OTC Markets Inc. or other stock exchange or stock quotation service upon which our common stock is traded, at prevailing market prices; or
•	through underwriters, broker dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the common stock.

The selling security holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker dealer as principal and resale by the broker dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

 Broker-dealers engaged by the selling stockholders may arrange for other broker dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440. The maximum commission or discount to be received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker-dealer will not be greater than 8% for the sale of any securities included in the registration statement of which this prospectus is a part.

 In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock.

 We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

 Because selling stockholders are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

 The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

 Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

DESCRIPTION OF SECURITIES
General

 As of October 31, 2009, our authorized capital stock consisted of 25,000,000,000 shares of common stock at a par value of $0.0001 per share and 50,000,000 shares of undesignated preferred stock at no par value per share.

Common Stock

 We currently have 8,981,501,513 shares of our common stock issued and outstanding held by approximately 103 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. The presence, in person or by proxy, of shareholders owning a majority of the issued and outstanding shares of our capital stock is necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

 Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or corporate wind up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

 Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 50 million (50,000,000) shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors.  Currently, the Company has designated Series A of Preferred Stock.  The Series A Preferred has 25,000,000 shares authorized and 5,000,000 shares were issued on March 1, 2010.

 Series A Preferred stock has the following voting rights:

The holders of shares of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted.

Series A Preferred Stock also carries a conversion provision such that for each share of Series A Preferred Stock shall be convertible into five thousand (5,000) shares of common stock. Accordingly the five million shares of Series A Preferred Stock issued have the majority voting rights of the corporation.

Dividends

 We have never paid dividends on our common stock and we do not expect to pay dividends in the near future.  We anticipate that any future earnings will be retained to support the development of our business. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time.  In addition, our ability to pay dividends on our common stock may be limited by Florida state law.  Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

Transfer Agent

 Our transfer agent is Island Stock Transfer.  Island Stock Transfer’s address is 100 Second Avenue South, Suite 104N, St. Petersburg, Florida 33701 and their telephone number is (727) 289-0010.

LEGAL MATTERS AND INTERESTS OF NAMED EXPERTS

Jean-Pierre & Jean-Pierre LLC., corporate council, has given us an opinion relating to the due issuance of the common stock being registered.

DESCRIPTION OF BUSINESS

Our Business

Since January 31, 2008, the Company has had minimal operations and no revenue and is currently seeking an acquisition or merger to bring an operating entity into the Company.  The Company does not propose to restrict its search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry.  The Company has unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, as the Company has only limited resources and may find it difficult to locate good opportunities.  There can be no assurance that the Company will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to the Company and its shareholders.  The Company will select any potential business opportunity based on management's business judgment.

The activities of the Company are subject to several significant risks which arise primarily as a result of the fact that we have no specific business and may acquire or participate in a business opportunity based on the decision of management which potentially could act without the consent, vote, or approval of the Company's shareholders. The risks faced by the Company are further increased as a result of its lack of resources and our inability to provide a prospective business opportunity with significant capital.

Please find below information regarding the Company’s various endeavours prior to January 31, 2008 and its status as a development stage company.

Our History

Gold Entertainment Group, Inc. was originally incorporated in the State of Nevada on February 3, 1999 as a C corporation under the name ADVANCED MEDICAL TECHNOLOGIES INC. / CANADA. The fiscal year end is January 31st.

On April 5, 2002, the Stock Exchange and Merger Agreement entered into between Gold Entertainment Group, Inc. and Advanced Medical Technologies, Inc. was filed with the Nevada Secretary of State. Advanced Medical Technologies, Inc., amended its name to Gold Entertainment Group, Inc. On August 28, 2007 the state of incorporation was changed from Nevada to Florida.

Commencing January 31, 2004, Gold Entertainment Group, Inc. was a developer and marketer of a national multi-level, fixed- price DVD rental program, and sought to become a leading home entertainment sales and rental company.  Gold Entertainment Group, Inc. marketed its products and programs exclusively through an independent network of distributors whereby its distributors promoted the company's DVD rental service with products shipped directly to consumers.  The Company maintains the web site: www.GoldEntertainment.com.

At the time, the Company had operations through its main office in Florida, and a Canadian subsidiary in Toronto, Ontario.

The company is not currently active.  During its operations, it had 11 full time employees.

The company had as a wholly owned subsidiary, Quality of Life Marketing Inc, a Canadian corporation, operated from rental facilities in Toronto, Ontario, Canada.  It was intended to use this as a basis for its international operations at a later date.  Quality of Life Marketing Inc, has no direct employees.  The historical information for the subsidiary is included in the consolidated financial statements attached to this filing.   The subsidiary was administratively dissolved on September 25, 2009 with the State of Florida.  It is no longer in operation.

We do not currently file reports with the Securities and Exchange Commission.  Upon the effectiveness of the registration statement of which this prospectus forms a part, we will be subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and we intend to file periodic reports, proxy statements and other information with the Securities and Exchange Commission.

Revenue

We have no revenues for the years ended January 31, 2009 and 2008 and for the nine months ended October 31, 2009 or through the date of this filing

Our Strategy

Our strategy is to seek an appropriate merger or acquisition candidate.

Employees

As of January 31, 2010, we have no full-time employee.  Management is concurrently engaged in other endeavors and devotes as much time as it deems necessary to handle the affairs of the Company with other services provided on a contract basis.

DESCRIPTION OF PROPERTY

Our corporate office is located at 23150 Sandalfoot Plaza Drive, Suite C, Boca Raton, Florida 33428.

LEGAL PROCEEDINGS

We do not know of any material existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the Pink OTC Markets Inc. under the symbol “GEGP”.  Prior thereto, when our common stock commenced trading on the Pink OTC Markets Inc. from inception through April 10, 2002, we traded under the symbol “ADMD”.  The following table sets forth, for the periods indicated, the high and low sales prices for our common stock as reported on the Pink OTC Markets Inc. since we began trading on the Pink OTC Markets Inc.  On January 31, 2010, the closing price of our common stock was $0.0001 per share.

Common Stock

Quarter Ended	High Price	Low Price

January 31, 2010	$0.0001	$0.0001
October 31, 2009	$0.0001	$0.0001
July 31, 2009	$0.0001	$0.0001
April 30, 2009	$0.0001	$0.0001
January 31, 2009	$0.0001	$0.0001
October 31, 2008	$0.0001	$0.0001
July 31, 2008	$0.0001	$0.0001
April 30, 2008	$0.0001	$0.0001
January 31, 2008	$0.0001	$0.0001

January 31, 2007	$0.0003	$0.0001
April 30, 2007	$0.0003	$0.0001
July 31, 2007	$0.0003	$0.0001
October 31, 2007	$0.0001	$0.0001

Stockholders

As of January 31, 2010, we have 103 stockholders of record of our issued and outstanding common stock.

Dividends

We have never declared or paid any cash dividends on our capital stock.  We currently intend to retain all available funds for use in our business, and do not anticipate paying any cash dividends in the foreseeable future.  Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial condition and future prospects and other factors the board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

As of January 31, 2010, we did not have any securities authorized for issuance under equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus.  In addition to the historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

PLAN OF OPERATION

The Company is in the process of investigating potential business ventures which, in the opinion of management, will provide a source of eventual profit to the Company.  Such involvement may take many forms, including the acquisition of an existing business or the acquisition of assets to establish subsidiary businesses. The Company’s management does not expect to remain involved as management of any acquired business.

As the Company possesses limited funds, the Company will be extremely limited in its attempts to locate potential business situations for investigation.  The Company intends to commence, on a limited basis, the process of investigating possible merger and acquisition candidates, and believes that the Company’s status as a publicly-held corporation will enhance its ability to locate such potential business ventures.  No assurance can be given as to when the Company may locate suitable business opportunities and such opportunities may be difficult to locate; however, the Company intends to actively search for potential business ventures for the foreseeable future.

Business opportunities, if any arise, are expected to become available to the Company principally from the personal contacts of our officer and director. While it is not expected that the Company will engage professional firms specializing in business acquisitions or reorganizations, such firms may be retained if funds become available in the future, and if deemed advisable.  Opportunities may thus become available from professional advisors, securities broker-dealers, venture capitalists, members of the financial community, and other sources of unsolicited proposals.  In certain circumstances, the Company may agree to pay a finder’s fee or other form of compensation, including perhaps one-time cash payments, payments based upon a percentage of revenues or sales volume, and/or payments involving the issuance of securities, for services provided by persons who submit a business opportunity in which the Company shall decide to participate, although no contracts or arrangements of this nature presently exist.  The Company is unable to predict at this time the cost of locating a suitable business opportunity.

The analysis of business opportunities will be undertaken by or under the supervision of the Company’s management.  Current management does not have significant experience in evaluating potential mergers or acquisitions. Among the factors which management will consider in analyzing potential business opportunities are the available technical, financial and managerial resources; working capital and financial requirements; the history of operation, if any; future prospects; the nature of present and anticipated competition; potential for further research, developments or exploration; growth and expansion potential; the perceived public recognition or acceptance of products or services; name identification, and other relevant factors.

It is not possible at present to predict the exact matter in which the Company may participate in a business opportunity.  Specific business opportunities will be reviewed and, based upon such review, the appropriate legal structure or method of participation will be decided upon by management.  Such structures and methods may include, without limitation, leases, purchase and sale agreements, licenses, joint ventures; and may involve merger, consolidation or reorganization.  The Company may act directly or indirectly through an interest in a partnership, corporation or reorganization.  However, it is most likely that any acquisition of a business venture the Company would make would be by conducting a reorganization involving the issuance of the Company’s restricted securities. Such a reorganization may involve a merger (or combination pursuant to state corporate statutes, where one of the entities dissolves or is absorbed by the other), or it may occur as a consolidation, where a new entity is formed and the Company and such other entity combine assets in the new entity.  A reorganization may also occur, directly or indirectly, through subsidiaries, and there is no assurance that the Company would be the surviving entity. Any such reorganization could result in loss of control of a majority of the shares.  The Company’s present director may be required to resign in connection with reorganization.  Substantial dilution of percentage equity ownership may result to the shareholders, in the discretion of management.

The Company may choose to enter into a venture involving the acquisition of or merger with a company which does not need substantial additional capital but desires to establish a public trading market of its securities.  Such a company may desire to consolidate its operations with the Company through a merger, reorganization, asset acquisition, or other combination, in order to avoid possible adverse consequences of undertaking its own public offering.  (Such consequences might include expense, time delays or loss of voting control).  In the event of such a merger, the Company may be required to issue significant additional shares, and it may be anticipated that control over the Company’s affairs may be transferred to others.

As part of their investigation of acquisition possibilities, the Company’s management may meet with executive officers of the business and its personnel; inspect its facilities; obtain independent analysis or verification of the information provided, and conduct other reasonable measures, to the extent permitted by the Company’s limited resources and management’s limited expertise.  Generally, the Company intends to analyze and make a determination based upon all available information without reliance upon any single factor as controlling.

In all likelihood, the Company’s management will be inexperienced in the areas in which potential businesses will be investigated and in which the Company may make an acquisition or investment.  Thus, it may become necessary for the Company to retain consultants or outside professional firms to assist management in evaluating potential investments, and to hire managers or outside professional firms to assist management in evaluating potential investments, and to hire managers to run or oversee the operations of its acquisitions of investments.  The Company can give no assurance that we will be able to find suitable consultants or managers.  The Company has no policy regarding the use of consultants, however, if management, in its discretion, determines that it is in the best interests of the Company, management may seek consultants to review potential merger or acquisitions candidates.  There are currently no contracts or agreements between any consultant and any companies that are searching for “shell” companies with which to merge.

It may be anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention, and substantial costs for accountants, attorneys and others.  Should a decision thereafter be made not to participate in a specific business opportunity, it is likely that costs already expended would not be recoverable.  It is likely, in the event a transaction should eventually fail to be consummated, for any reason, that the costs incurred by the Company would not be recoverable.  The Company’s officer and director are entitled to reimbursement for all expenses incurred in their investigation of possible business ventures on behalf of the Company, and no assurance can be given that if the Company has available funds they will not be depleted by such expenses.

Based on current economic and regulatory conditions, management believes that it is possible, if not probable, for a company like the Company, without assets or many liabilities, to negotiate a merger or acquisition with a viable private company.  The opportunity arises principally because of the high legal and accounting fees and the length of time associated with the registration process of “going public”.  However, should any of these conditions change, it is very possible that there would be little or no economic value for anyone taking over control of the Company.

Management of the Company believes the best chance to obtain value for the shareholders is to seek a merger or acquisition with an existing business.  At this time, management has been unable to locate any potential mergers or acquisitions.

Management is not able to determine the time or resources that will be necessary to locate and acquire or merge with a business prospect.  There is no assurance that the Company will be able to acquire an interest in any such prospects, products or opportunities that may exist or that any activity of the Company, regardless of the completion of any transaction, will be profitable.

If and when the Company locates a business opportunity, management of the Company will give consideration to the dollar amount of that entity’s profitable operations and the adequacy of its working capital in determining the terms and conditions under which the Company would consummate such an acquisition.  Potential business opportunities, no matter which form they may take, will most likely result in substantial dilution for the Company’s shareholders due to the issuance of stock to acquire such an opportunity.

The following table provides our revenue, cost of revenue, gross loss, operating expenses, loss from operations, other income and net loss information for each of the periods indicated below.

	For the nine months ended October 31, 2009	For the nine months ended October 31, 2008
	(Unaudited)	(Unaudited)
Revenue	$-	$-
Cost of revenue	-	-
Gross loss	-	-
Operating expenses	59,525	7,656
Loss from operations	(59,525)	(7,656)
Other Income (Expense)	(10,273)	(4,504)
Net Income (Loss)	$(69,798)	$(12,160)

	For the year ended January 31, 2009	For the year ended January 31, 2008

Revenue	$-	$-
Cost of revenue	-	-
Gross loss	-	-
Operating expenses	(14,237)	(1,352,593)
Loss from operations	(14,237)	(1,352,593)
Other Income (Expense)	567,714	(77,107)
Net Income (Loss)	$553,477	$(1,429,700)

Revenue

We currently generate no revenue.

Cost of Revenue

There is no cost of revenue.

Operating Expenses

General and Administrative Expenses.

General and administrative expenses consist primarily of facility costs, administrative compensation, travel, depreciation, legal and other professional services fees, and other general overhead costs. For the year ending January 31, 2008, the majority of general and administrative expenses involved stock based compensation of $745,105 and consulting expenses of $608,709.  The general and administrative expenses for the year ending January 31, 2009 were $14,237 and included no such costs.  General and administrative expenses for the nine months ended October 31, 2009 and 2008 were $59,525 and $7,656 respectively.  The majority of 2009 expenditures related to account fees.

Loss from Operations

Our ability to continue is limited without additional debt or equity financing from outside investors. These matters raise substantial doubt about our ability to continue as a going concern. Management plans to fund operations by raising additional capital through the issuance of equity securities. Our financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should we be unable to continue as a going concern.

Other Income (Loss)

In the fiscal year ending January 31, 2009 the total other income was as a result of a gain on termination of debt in the amount of $123,300, and a gain on settlement of accrued liabilities in the amount of $461,429.  For the year ending January 31, 2008 the $77,107 for other expenses was related to $64,615 loss on debt conversion and $12,492 of interest expense.  The net difference of other expenses for the nine months ended October 31, 2009 and 2008 related to interest expense.

Going Concern

Our independent registered public accounting firm has added an explanatory paragraph to their audit opinion issued in connection with the consolidated financial statements of Gold Entertainment Group, Inc. for the years ending January 31, 2009 and 2008, with respect to their doubt about our ability to continue as a going concern due to our lack of revenues, recurring losses from operations, cash used in operations, working capital deficit, stockholder deficit and our accumulated deficit.

As reflected in the accompanying condensed consolidated financial statements, the Company has a net loss of $69,798 and net cash used in operations of $13,451 for the nine months ended October 31, 2009, and an accumulated deficit of $2,938,066, stockholders’ deficiency of $177,162, and working capital deficit of $103,264 at October 31, 2009.  The Company has net cash used in operations of $19,133 for the year ended January 31, 2009, and an accumulated deficit of $2,868,268, stockholders’ deficiency of  $107,364, and working capital deficit of $57,364 at January 31, 2009, and for the year ended January 31, 2008, had a net loss of $1,429,700 and used cash in operations of $17,353 and an accumulated deficit of $3,421,745, stockholders’ deficiency of $ 660,841, and working capital deficit of $613,841 at January 31, 2008, and has been inactive with no revenues since April 2005.

The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan and/or raise capital.  The Company plans to locate an operating company to merge with or sell a controlling interest to a third party who would subsequently merge an operating business into the Company.  Management believes that the actions presently being taken provide the opportunity for the Company to continue as a going concern.  The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Income Tax Expense

The Company has unused net operating loss carryforwards for income tax purposes totaling approximately $2,440,000 and $2,990,000 at January 31, 2009 and 2008, respectively, expiring through the year 2029 subject to the Internal Revenue Code Section 382, which places a limitation on the amount of taxable income that can be offset by net operating losses after a change in ownership.  In accordance with certain provisions of the Tax Reform Act of 1986 a change in ownership of greater than fifty (50%) percent of a corporation within a three (3) year period will place an annual limitation on the corporation’s ability to utilize its existing tax benefit carryforwards.  Such a change in ownership may have occurred in connection with the private placement of securities. Additionally, the Company’s utilization of its tax benefit carryforwards may be restricted in the event of possible future changes in the ownership of the Company from the exercise of options or other future issuances of common stock.

Stock-Based Compensation

There are no stock options in effect at this time.  There were options outstanding for 10,000,000,000 shares of Common Stock which expired during fiscal 2008.

Liquidity and Capital Resources

As of October 31, 2009, we had an accumulated deficit of $2,938,066 and cash in the bank of $297.  Since our inception, we have experienced negative cash flows and have met our operating requirements by issuing shares of our common stock and stock options as compensation for services provided.  We have also funded current operations by issuing shares of our common stock for cash.  From inception additional cash has been obtained from related parties in the form of loans. Some of these loans have later been converted into shares of common stock. Since January 2008, we relied primarily on these loans to meet our cash requirements.

Litigation
From time to time, we may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. We are not currently a party to any material legal proceedings, nor are we aware of any other pending or threatened litigation that would have a material adverse effect on our business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements. As part of our ongoing business, we do not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, often established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Recently Issued Accounting Standards

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157”)(ASC 820), which is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  SFAS 157 defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.  In February 2008, the FASB issued a FASB Staff Position, which delays the effective date of SFAS 157 for one year for certain nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  Excluded from the scope of SFAS 157 are certain leasing transactions accounted for under SFAS No. 13 (ASC 840), “Accounting for Leases.”  The exclusion does not apply to fair value measurements of assets and liabilities recorded as a result of a lease transaction but measured pursuant to other pronouncements within the scope of SFAS 157.  The Company does not believe the adoption of SFAS 157, on February 1, 2008, had a material impact on its consolidated financial position, cash flows or results of operations.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“SFAS 160”) (ASC 810), which is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  This Statement amends Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS 160 is required to be adopted simultaneously with SFAS 141R.  The Company does not currently have any non-controlling interests in its subsidiaries, and accordingly, the Company does not believe the adoption of SFAS 160, effective February 1, 2009, shall have a material impact on its consolidated financial position, cash flows or results of operations.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”) (ASC 815), which is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.  SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting.  It is intended to enhance the current disclosure framework in SFAS 133 (ASC 815) by requiring that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation.  This disclosure better conveys the purpose of derivative use in terms of the risks that the entity is intending to manage.  The Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  The Company does not believe the adoption of SFAS 161, effective February 1, 2009, shall have a material impact on its consolidated financial position, cash flows or results of operations.

In June 2008, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (“EITF 07-5”), which is effective for fiscal years ending after December 15, 2008, with earlier application not permitted by entities that has previously adopted an alternative accounting policy.  The adoption of EITF 07-5’s requirements will affect accounting for convertible instruments and warrants with provisions that protect holders from declines in the stock price (“round-down” provisions).  Warrants with such provisions will no longer be recorded in equity.  EITF 07-5 guidance is to be applied to outstanding instruments as of the beginning of the fiscal year in which the Issue is applied.  The cumulative effect of the change in accounting principle shall be recognized as an adjustment to the opening balance of retained earnings (or other appropriate components of equity) for that fiscal year, presented separately.  The cumulative-effect adjustment is the difference between the amounts recognized in the statement of financial position before initial application of this Issue and the amounts recognized in the statement of financial position at initial application of this Issue.  The amounts recognized in the statement of financial position as a result of the initial application of this Issue shall be determined based on the amounts that would have been recognized if the guidance in this Issue had been applied from the issuance date of the instrument.  The Company implemented this standard on February 1, 2008.

In May 2009, the FASB issued SFAS No. 165 “Subsequent Events” (“SFAS 165”) (ASC 855), which is effective for interim or annual financial periods ending after June 15, 2009.  SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  SFAS 165 sets forth (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  The Company does not believe the adoption of SFAS 165, effective August 1, 2009, shall have a material impact on its consolidated financial position, cash flows or results of operations.

In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”) (ASC 860), which is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009.  SFAS 166 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets.  The Company does not believe the adoption of SFAS 166, effective February 1, 2010, shall have a material impact on its consolidated financial position, cash flows or results of operations.

In June 2009, the FASB issued SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”) (ASC 860), which is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009.  SFAS 167 improves financial reporting by enterprises involved with variable interest entities and to address (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, as a result of the elimination of the qualifying special-purpose entity concept in SFAS 166 and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity.  The Company does not believe the adoption of SFAS 167, effective February 1, 2010, shall have a material impact on its consolidated financial position, cash flows or results of operations.

In June 2009, the FASB issued SFAS No. 168 (ASC 105) “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162”, which is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The FASB Accounting Standards Codification (“Codification”) will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  All existing accounting standards are superseded as described in SFAS 168.  All other accounting literature not included in the Codification is nonauthoritative.  The Company does not believe the adoption of SFAS 168, effective August 1, 2009, shall have a material impact on its consolidated financial position, cash flows or results of operations.  The Company has included the general code related to the prior FASB pronouncements along with referencing the prior codifications to ease the transition.

Inflation

Inflation was not a material factor in either revenue or operating expenses during the years ended January 2009 and 2008.

Critical Accounting Estimates

We apply the following critical accounting policies in the preparation of our consolidated financial statements:

Accounting for Derivatives

The Company evaluates its options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 “Accounting for Derivative Instruments and Hedging Activities” and related interpretations including EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”) and EITF Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-5”).  The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability.  In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense).  Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.  Equity instruments that are initially classified as equity that become subject to reclassification under SFAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date.

Income taxes

Current income taxes are based on the year’s taxable income for federal and state income tax reporting purposes.  Deferred income taxes are provided on a liability basis whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax law and rates on the date of enactment.

In June 2006, the FASB issued SFASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”).  This statement clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.”  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48, which is effective for fiscal years beginning after December 15, 2006, also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  The Company believes its tax positions are all highly certain of being upheld upon examination.  As such, the Company has not recorded a liability for unrecognized tax benefits.  As of January 31, 2009, the tax years 2006 through 2008 remain open for IRS audit.  The Company has received no notice of audit from the Internal Revenue Service for any of the open tax years.  The adoption of the provisions of FIN 48 did not have a material impact on our financial position and results of operations.

On May 2, 2007, the FASB issued FASB Staff Position FIN 48-1, Definition of Settlement in FASB Interpretation No. 48, (“FSP FIN 48-1”).  FSP FIN 48-1 amends FIN 48 to provide guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits.  The term “effectively settled” replaces the term “ultimately settled” when used to describe recognition, and the terms “settlement” or “settled” replace the terms “ultimate settlement” or “ultimately settled” when used to describe measurement of a tax position under FIN 48.  FSP FIN 48-1 clarifies that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished.  For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The adoption of FSP FIN 48-1 did not have an impact on the accompanying consolidated financial statements.

Stock-Based Compensation

Compensation expense associated with the granting of stock based awards to employees and directors and non-employees is recognized in accordance with SFAS No. 123(R), “Share Based Payment” and related interpretations. SFAS No. 123(R) requires companies to estimate and recognize the fair value of stock-based awards to employees and directors. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.

Contingencies and Litigation
We evaluate contingent liabilities including threatened or pending litigation in accordance with SFAS No. 5, “Accounting for Contingencies” and record accruals when the outcome of these matters is deemed probable and the liability is reasonably estimable. We make these assessments based on the specific facts and circumstances of each matter.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our directors and executive officers.

Name	Age	Position
Brian Stetten	46	Chief Executive Officer and Director
Hamon Fytton	56	President and Director

Hamon Fytton has been our President and a director since January, 2008. Mr. Fytton was the President and CEO upon acquisition 5 April 2002 when he obtained controlling interest from the previous management. Mr. Fytton has served continuously as a director of Gold Entertainment Group, Inc. since 5 April 2002 until the present. From 2007 to Jan 2008 Mr. Fytton resigned as an officer of the company in order to focus on other activities. He is currently the President and a Director of the company.

Brian Stetten has been our Chief Executive Officer and a Director since March 2007.  Mr. Stetten also acted as President until January 2008 when Mr. Fytton returned as President. Prior to joining Gold Entertainment, Mr. Stetten has over 10 years experience in the securities field working for financial services companies and as an independent consultant.

EXECUTIVE COMPENSATION

Summary of Compensation

The following reflects all compensation awarded to, earned by or paid to our Chief Executive Officer, and our President.

We appointed Brian Stetten as our Chief Executive Officer and President on 26 March 2007. Mr. Stetten received 250,000,000 vested shares of common stock in compensation for his services. Mr. Stetten remains as the Chief Executive Officer at the time of this filing and is not entitled to further compensation.

SECURITY OWNERSHIP OF OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the date hereof. The information in this table provides ownership information for:

•	each person known by us to be the beneficial owner of 5% or more of our common stock;
•	each of our directors and executive officers; and
•	all of our directors and executive officers as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to our securities. A person (or group of persons) is deemed to be the “beneficial owner” of our Securities if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of, or to dispose or direct the disposition of such Securities. Accordingly, more than one person may be deemed to be the beneficial owner of the same security. Unless otherwise indicated, the persons named in the table below have sole voting and/or investment power with respect to the number of shares of common stock indicated as beneficially owned by them. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase shares of our common stock. Beneficial ownership and percentage ownership are based on 96,165,591 shares of common stock outstanding as of the date hereof. Unless otherwise indicated, the address of each person listed is care of Gold Entertainment Group, Inc., 23150 Sandalfoot Plaza Dr., Suite C, Boca Raton, Florida 33428.

	Amount and Nature of Beneficial Ownership	Percent of Class
Name of Beneficial Owner

Hamon Fytton (1)	3,309,500,000	36.8%

Brian Stetten (2)	250,000,000	2.8%

Steve Sperber (3)	800,005,000	15.6%

LEGENT CLEARING, LLC (4)	1,400,000,000	1.1%

All directors and executive officers as a group (2 persons)	3,559,500,000	39.6%

(1)
Mr. Fytton is the President and a Director of the company. Mr. Fytton also owns all of the issued and outstanding preferred shares of the company, which preferred carry super-majority voting rights thereby giving Mr. Fytton effective control of the company.

(2)	Mr. Stetten is CEO and a Director of the company.

(3)	Mr. Sperber holds a convertible note of the company of approximately $73,898 including interest.

(4)
LEGENT CLEARING, LLC is a clearinghouse that holds these shares for the account of unknown beneficial holders.  We have undertaken to identify these shareholders, however LEGENT CLEARING does not participate in the NOBO program. LEGENT CLEARING has however confirmed that these shares are in fact dispersed to various shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than indebtedness of the company to certain parties, there are no transactions (material or otherwise) between the company and members of management or 5% or more shareholders of the company.  Financial indebtedness of the company is discussed in the financial statements accompanying the prospectus.

CORPORATE GOVERNANCE

Currently, we have two active members of our board of directors, Brian Stetten (Chairman), and Hamon Fytton (President), neither of which are independent, as defined in NASDAQ Marketplace Rule 4200. Meetings are typically held at our corporate office, which is located in Boca Raton, Florida. The regular attendees of the meeting include our CEO and Director, Brian Stetten, President and Director, Hamon Fytton.  The meetings are held upon necessity and/or request by the board of directors.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Since prior to this offering, we did not have a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, we were not required to file such forms with the Securities and Exchange Commission. Once we have a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, we intend on filing all such forms in a timely manner and if not, to disclose any untimely filings in accordance with Item 405 Regulation S-K.

Code of Ethics

We have not adopted a code of ethics, but our board of directors’ plans to adopt a code of ethics covering all of our officers, directors and employees promptly.

EXPERTS

The consolidated financial statements appearing in this prospectus and registration statement for the years ended January 31, 2009 and 2008 have been audited by Salberg & Company, PA., an independent registered public accounting firm as set forth in their report appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the common stock being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The reports and other information we file with the Securities and Exchange Commission can be read and copied at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549.  Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at the principal offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington D.C. 20549.  You may obtain information regarding the operation of the public reference room by calling 1(800) SEC-0330. The Securities and Exchange Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

 Upon the effectiveness of the registration statement of which this prospectus forms a part,, we will be subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and we intend to file periodic reports, proxy statements and other information with the Securities and Exchange Commission.

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2009

F-1-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	October 31, 2009	January 31, 2009
Assets	(unaudited)

Current assets:
Cash	$297	$62
Prepaid expenses	-	7,000
Total current assets	297	7,062

Total assets	$297	$7,062

Liabilities and Stockholders' Deficiency

Current liabilities:
Accounts payable and accrued expenses	$41,051	$19,510
Promissory note guarantee liability	20,000	20,000
Embedded conversion option liability	17,480	19,985
Due to related party	15,030	1,344
Demand note payable, net of debt discount of $0 and $9,889, respectively	10,000	111
Accrued liabilities - discontinued operations	-	3,476
Total current liabilities	103,561	64,426

Convertible note payable	50,000	50,000
Accrued interest payable	23,898	-
Total liabilities	177,459	114,426

Commitments and contingencies (Note 8)

Stockholders' deficiency:
Preferred stock, no par value; 50,000,000 shares authorized;
none issued and outstanding	-	-
Common stock, $0.0001 par value; 25,000,000,000 shares authorized;
8,981,501,513 shares issued and outstanding	898,150	898,150
Additional paid-in capital	1,862,754	1,862,754
Accumulated deficit	(2,938,066)	(2,868,268)
Total stockholders' deficiency	(177,162)	(107,364)

Total liabilities and stockholders' deficiency	$297	$7,062

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Nine	For the Nine
	Months Ended	Months Ended
	October 31, 2009	October 31, 2008

Revenues	$-	$-

Operating expenses:
General and administrative	59,525	7,656

Total operating expenses	59,525	7,656

Loss from operations	(59,525)	(7,656)

Other income (expense):
Gain on termination of debt	3,475	-
Interest expense	(16,253)	(4,504)
Change in embedded conversion option liability	2,505	-
Total other income (expense)	(10,273)	(4,504)

Net loss	$(69,798)	$(12,160)

Net loss per share - basic and diluted	$-	$-

Weighted average shares outstanding - basic and diluted	8,981,501,513	8,981,501,513

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.
F-3-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY
FOR THE NINE MONTHS ENDED OCTOBER 31, 2009 (UNAUDITED)

			Additional Paid-in		Total Stockholders'
	Common Stock			Accumulated
	Shares	Par Value	Capital	Deficit	Deficiency
Balance, January 31, 2009	8,981,501,513	$898,150	$1,862,754	$(2,868,268)	$(107,364)
Net loss, nine months ended October 31, 2009	-	-	-	(69,798)	(69,798)
Balance, October 31, 2009	8,981,501,513	$898,150	$1,862,754	$(2,938,066)	$(177,162)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.
F-4-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Nine	For the Nine
	Months Ended	Months Ended
	October 31, 2009	October 31, 2008
Cash flows from operating activities:
Net loss	$(69,798)	$(12,160)
Adjustments to reconcile net loss to net cash
used in operating activities:
Amortization of debt discount	9,889	-
Change in embedded conversion option liability	(2,505)	-
Gain on termination of debt	(3,475)	-
Changes in operating assets and liabilities:
Decrease in prepaid expenses	7,000	-
Increase in accounts payable and accrued expenses	45,438	3,508
Net cash used in operating activities	(13,451)	(8,652)

Cash flows from investing activities:
Repayments received from related party	-	11,568
Advances to related party	-	(6,054)
Net cash provided by investing activities	-	5,514

Cash flows from financing activities:
Advances received from related party	13,686	-
Net cash provided by financing activities	13,686	-

Net increase (decrease) in cash	235	(3,138)

Cash - beginning of period	62	3,806

Cash - end of period	$297	$668

Supplemental disclosure of cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.
F-5-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2009 (UNAUDITED)

NOTE 1 – NATURE OF ORGANIZATION AND BASIS OF PRESENTATION

Nature of Organization

Gold Entertainment Group, Inc. (the “Company”) was originally incorporated in the State of Nevada on February 3, 1999 under the name Advanced Medical Technologies, Inc.  The Company was organized formerly for the purpose of establishing a multimedia internet-based communication network between the healthcare industry manufacturers and the key base managers in the medical field to advertise and promote the manufacturers products.  As a result of the abandonment of its patent rights and termination of its previous consulting agreements, as of March 26, 2002, the Company decided not to pursue its previous business plan involving multimedia internet bases.  On March 26, 2002, pursuant to the "Stock Exchange and Merger Agreement", the Company consummated a "reverse acquisition" and changed its name to Gold Entertainment Group, Inc.  On August 28, 2007, the Company filed a certificate of domestication with the State of Florida whereby the Company became a Florida corporation.  Simultaneously, the Company’s capital structure was increased to 25,000,000,000 common shares having a par value of $0.0001 per share and 50,000,000 preferred shares having no par value per share.

The Company was previously presented as a development stage company.  During May 2004 through April 2005, the Company was a marketer of a national multi-level, fixed-price DVD rental program marketing its products and programs exclusively through an independent network of distributors.  Accordingly, the Company exited the development stage in May 2004 when it began operating in the DVD rental program.  The Company ceased this business in April 2005.

On October 11, 2005, the Company filed with the State of Florida Articles of Incorporation for Quality of Life Marketing, Inc., which became a wholly-owned subsidiary of the Company.  This subsidiary became inactive and, therefore, the Company elected not to incur the costs of maintaining this entity.  As a result, on September 25, 2009, this subsidiary was dissolved by the State of Florida.

In 2007, the Company attempted to reposition itself in the music entertainment market, specifically showcasing emerging talent.  Also in 2007, the Company formed, with two other entities, World Riddim International Music, LLC in which the Company held a one-third interest.  As the other two entities failed to perform as agreed, the LLC was dissolved on September 26, 2008.

The Company’s current business plan is primarily to serve as a vehicle for the acquisition of or merger or consolidation with another company (a “target business”).  The Company intends to use its capital stock, debt, or a combination of these to effect a business combination with a target business which management believes has significant growth potential.

Basis of Presentation

The interim condensed consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission.  In the opinion of the Company’s management, all adjustments (consisting of normal recurring adjustments and reclassifications and non-recurring adjustments) necessary to present fairly our results of operations and cash flows for the nine months ended October 31, 2009 and 2008 and our financial position as of October 31, 2009 have been made.  The results of operations for such interim periods are not necessarily indicative of the operating results to be expected for the full year.

Certain information and disclosures normally included in the notes to the annual consolidated financial statements have been condensed or omitted from these interim consolidated financial statements.  Accordingly, these interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the fiscal year ended January 31, 2009.  The January 31, 2009 balance sheet is derived from those statements.
F-6-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2009 (UNAUDITED)

NOTE 2 – GOING CONCERN

As reflected in the accompanying condensed consolidated financial statements, the Company has net cash used in operations of $13,451 for the nine months ended October 31, 2009, and an accumulated deficit of $2,938,066, stockholders’ deficiency of $177,162, and working capital deficit of $103,264 at October 31, 2009 and has been inactive with no revenues since April 2005.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan and/or raise capital.  The Company plans to locate an operating company to merge with or sell a controlling interest to a third party who would subsequently merge an operating business into the Company.  Management believes that the actions presently being taken provide the opportunity for the Company to continue as a going concern.  The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities and assets at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.  Significant estimates include the valuation of stock-based compensation, the valuation of discount on debt, the valuation of derivative instruments, the valuation of debt guarantees, and the valuation allowance on deferred tax assets.

Principals of Consolidation

The condensed consolidated financial statements include the accounts of Gold Entertainment Group, Inc. and its wholly-owned subsidiary Quality of Life Marketing, Inc. through September 25, 2009, the date this subsidiary was dissolved by the State of Florida.  All inter-company balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents. There were no cash equivalents at October 31, 2009 or January 31, 2009, respectively.

Fair Value Measurements

On February 1, 2008, the Company adopted the provisions of the predecessor to Accounting Standards Codification (“ASC”) Topic 820 “Fair Value Measurements and Disclosures”.  All references to Topic 820 include the predecessor.  ASC Topic 820 defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.  In February 2008, ASC Topic 820 was amended in order to delay the effective date of ASC Topic 820 for one year for certain nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  Excluded from the scope of ASC Topic 820 are certain leasing transactions accounted for under ASC Topic 840, “Leases.”  The exclusion does not apply to fair value measurements of assets and liabilities recorded as a result of a lease transaction but measured pursuant to other pronouncements within the scope of ASC Topic 820.

Accounting for Derivatives

The Company evaluates its options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, “Derivatives and Hedging”.  The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability.  In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense).  Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.  Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to a liability at the fair value of the instrument on the reclassification date.
F-7-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2009 (UNAUDITED)

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income taxes

Current income taxes are based on the year’s taxable income for federal and state income tax reporting purposes.  Deferred income taxes are provided on a liability basis whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax law and rates on the date of enactment.

Stock-Based Compensation

Compensation expense associated with the granting of stock based awards to employees and directors and non-employees is recognized in accordance with ASC Topic 718, “Compensation – Stock Compensation”. ASC Topic 718 requires companies to estimate and recognize the fair value of stock-based awards to employees and directors. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.

Basic and Diluted Net Loss Per Common Share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.  Diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period.  Potentially dilutive securities consist of the incremental common shares issuable upon exercise of stock options (using the treasury stock method) and convertible debt instruments.  Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive.  Accordingly, potentially dilutive securities for all periods presented have not been included in the calculation of diluted net loss per common share as such effect would have been anti-dilutive.  As a result, the basic and diluted per share amounts for all periods presented are identical.

Convertible debt of $50,000 (convertible into 200,000,000 common shares) was outstanding during the nine months ended October 31, 2009 and 2008, but was not included in the computation of diluted net loss per share because the effects would have been anti-dilutive.  Convertible debt of $10,000 was outstanding during the nine months ended October 31, 2009, but was not included in the computation of diluted earnings per share because the debt is not yet convertible until January 25, 2010.  The convertible debt may dilute future earnings per share.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash.  The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Recently Issued Accounting Standards

In May 2009, the Financial Accounting Standards Board (“FASB”) issued an accounting standard that became part of ASC Topic 855, “Subsequent Events”.  ASC Topic 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  ASC Topic 855 sets forth (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  ASC Topic 855 is effective for interim or annual financial periods ending after June 15, 2009.  The adoption of ASC Topic 855 did not have a material effect on the Company’s financial statements.
F-8-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2009 (UNAUDITED)
NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Standards (Continued)

In June 2009, the FASB issued an accounting standard whereby the FASB Accounting Standards Codification (“Codification”) will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  ASC Topic 105 is effective for interim and annual periods ending after September 15, 2009.  All existing accounting standards are superseded as described in ASC Topic 105.  All other accounting literature not included in the Codification is non-authoritative.  The Codification is not expected to have a significant impact on the Company’s financial statements.

NOTE 4 – RELATED PARTY TRANSACTIONS

Due (To) Related Party

From time to time during the nine months ended October 31, 2009 and 2008, advances were made to and from the Company’s current President (also a significant stockholder) and an entity owned 100% by this individual (collectively, the “related party”).  These advances are short-term in nature, non-interest bearing and are the primary source of funding for the Company.  For the nine months ended October 31, 2009 and 2008, the activity with the related party consisted of the following:

	For the Nine Months Ended	For the Nine Months Ended
	October 31, 2009	October 31, 2008
Balance due from (to) related party - Beginning	$(1,344)	$14,045
Advances made to related party	-	6,054
Proceeds received from related party	(13,686)	(11,568)
Balance due from (to) related party - Ending	$(15,030)	$8,531

NOTE 5 – CONVERTIBLE NOTE PAYABLE AND PROMISSORY NOTE GUARANTEE LIABILITY

Convertible Note Payable

At January 31, 2007, the Company was indebted to an individual (the “consultant”), pursuant to both a patent license agreement and a consulting agreement, in the amount of $222,000 bearing interest at 12% per annum.  On March 1, 2007, the Company entered into a Note Purchase Agreement, whereby the Company consented to the sale of this $222,000 debt to a third party (the “investor”).  In connection with the Note Purchase Agreement, on March 1, 2007, the Company modified the debt whereby the debt became a convertible note (the “Note”) in the amount of $222,000.  The Note accrued interest during the first two years and at the beginning of year three, on March 1, 2009, the Note was supposed to begin being amortized with monthly payments of principal and interest required in order to repay the loan in full by February 28, 2011.  As of March 1, 2009, the Company became delinquent with regards to the amortizing provision of the Note.  On November 24, 2009, the Company and the investor entered into an addendum to the Note whereby the amortizing requirement of the Note was removed effective March 1, 2009, thereby curing the default.  The noteholder is entitled, at his option, at any time and in whole or in part, to convert the outstanding principal amount of the Note, or any portion of the principal amount thereof, and any accrued interest, into common shares of the Company.  Any amounts the noteholder elects to convert will be converted into common shares at a conversion price which is the higher of (i) $0.00005 per share or (ii) fifty percent (50%) of the five (5) day average closing bid price immediately prior to the delivery of a notice of conversion to the Company.  The embedded conversion option did not qualify for derivative treatment and there was no beneficial conversion feature value as the minimum conversion rate of $0.00005 exceeded the fair value of the Company’s common stock on the note date.  As of October 31, 2009 and January 31, 2009, the remaining principal balance of the convertible note payable was $50,000.  During the nine months ended October 31, 2009 and 2008, interest expense of $4,488 and $4,504, respectively, was recognized.
F-9-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2009 (UNAUDITED)

NOTE 5 – CONVERTIBLE NOTE PAYABLE AND PROMISSORY NOTE GUARANTEE LIABILITY (Continued)

Promissory Note Guarantee Liability

In connection with the aforementioned Note Purchase Agreement whereby the consultant assigned his receivable from the Company to the investor, the Company guaranteed the payment due from the investor to the consultant.  The guarantee consists of free-trading common shares of the Company with a trading value of not less than $20,000.  As the due date for payment from the investor to the consultant under the Note Purchase Agreement was May 7, 2007, and the investor had not yet fully paid the consultant at that time, a promissory note guarantee liability of $20,000, which represents the fair value of the guarantee, was recognized accordingly.  As of the date of this report, the investor has not yet paid in full the consultant and, therefore, the liability remains.

NOTE 6 – NOTE PAYABLE AND EMBEDDED CONVERSION OPTION LIABILITY

Note Payable

On April 19, 2007, the Company entered into a six-month Consulting Agreement (the “Agreement”) whereby the Company received investor and marketing relations in exchange for: (i) $600,000 payable at the rate of $100,000 per month in the form of free trading common shares of the Company with the first and last month’s compensation due at the inception of the Agreement and (ii) a six-month option to purchase $1,000,000 worth of free trading common shares of the Company at a 50% discount to market of the five (5) day average closing bid price.  As the option was exercisable immediately, stock-based compensation of $614,000 was recognized with a corresponding increase in additional paid-in capital.  As of September 19, 2007, the Company had recognized $600,000 of expense under the Agreement.  During August and November 2007, the Company issued an aggregate of 1,285,714,286 common shares to settle an aggregate of $128,571 of the accrued liability, with the remaining balance of $471,429 included in accounts payable and accrued expenses in the consolidated balance sheet at January 31, 2008.

On January 30, 2009, the Company and the consultant entered in a Release Agreement whereby the remaining liability of $471,429 was replaced with a $10,000 promissory note payable (the “Note”).  Accordingly, the Company recognized a gain on settlement of accrued liabilities of $461,429.  The Note bears interest at 5% per annum and is payable within ten (10) days of demand after the 90th day following the issuance date of the Note.  In addition, the Note requires a repayment percentage equal to 1.5% of the outstanding principal amount of the Note for each month, or portion thereof, the Note is outstanding.  Lastly, unless all outstanding amounts under the Note have been paid or the Note has been previously converted, all amounts are due in full upon the earlier of (i) the sale of the Company or (ii) two (2) years from the issuance date of the Note.

At any time that is 360 days following the issuance date of the Note, and from time to time, the noteholder may convert all or any portion of the Note, together with the repayment percentage, and accrued and unpaid interest, into common shares of the Company.  Any amounts the noteholder elects to convert will be converted into common shares at a conversion price which is the lesser of (i) the price that the common stock of the Company is trading at on the date of conversion less a fifty percent (50%) discount to market or (ii) $0.0001 per share.  As of October 31, 2009, no portion of the Note has been converted.  As of October, 31, 2009, the remaining principal balance of the convertible note payable was $10,000.  During the nine months ended October 31, 2009 and 2008, interest expense of $1,876 and $0, respectively, was recognized.

Embedded Conversion Option Liability

The conversion feature of the aforementioned Note is deemed to be an embedded conversion option liability that is required to be treated as a derivative.  At the issuance date of the Note, the fair value of the embedded conversion option liability was $19,985, which was recorded as a liability with a corresponding $10,000 discount to the Note and a $9,985 charge to other expense.  During the nine months ended October 31, 2009, the remaining $9,889 of debt discount was amortized to interest expense.  As of October 31, 2009, the fair value of the embedded conversion option liability was $17,480 and, accordingly, the $2,505 decrease in fair value of the embedded conversion option liability during the nine months ended October 31, 2009 has been recorded in the accompanying condensed consolidated statement of operations as other income.
F-10-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2009 (UNAUDITED)

NOTE 7 – ACCRUED LIABILITIES – DISCONTINUED OPERATIONS

As discussed in Note 1, the Company ceased operations in April 2005.  As of October 31, 2009, the remainder of the liabilities related to operations that occurred prior to when the Company ceased operations were past the statute of limitations.  Accordingly, the Company has eliminated $3,475 of these liabilities, which resulted in a corresponding gain on termination of debt.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of October 31, 2009, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

NOTE 9 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments, including cash, note payable, accounts payable and accrued expenses, and due from (to) related party are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.  The carrying amount of the Company's long-term debt approximates quoted market prices or current rates offered to the Company for debt of the same remaining maturities.

On February 1, 2009, we adopted a newly issued accounting standard for fair value measurements of all nonfinancial assets and nonfinancial liabilities not recognized or disclosed at fair value in the financial statements on a recurring basis.  The accounting standard for those assets and liabilities did not have a material impact on our financial position, results of operations or liquidity.  We did not have any significant nonfinancial assets or nonfinancial liabilities that would be recognized or disclosed at fair value on a recurring basis as of October 31, 2009.

The accounting standard for fair value measurements provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  Fair value is defined as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  The accounting standard established a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available.  This hierarchy prioritizes the inputs into three broad levels as follows.  Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.  Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.  Level 3 inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value.  A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

 We classify assets and liabilities measured at fair value in their entirety based on the lowest level of input that is significant to their fair value measurement.  Assets and liabilities measured at fair value on a recurring basis consisted of the following at October 31, 2009:

	Total Carrying
	Value at	Fair Value Measurements at October 31, 2009
	October 31,2009	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Embedded conversion option liability	$17,480	$-	$-	$17,480

F-11-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2009 (UNAUDITED)

NOTE 9 – FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The Company estimates the fair value of the embedded conversion option liability utilizing the Black-Scholes option pricing model, which is dependent upon several variables such as the estimated conversion option term, expected volatility of our stock price over the estimated conversion option term, expected risk-free interest rate over the estimated conversion option term, and the expected dividend yield rate over the estimated conversion option term.  The Company believes this valuation methodology is appropriate for estimating the fair value of the embedded conversion option liability.  The following table summarizes the assumptions the Company utilized to estimate the fair value of the embedded conversion option liability at October 31, 2009:

Assumptions	January 31, 2008
Expected life (years)	1.25
Expected volatility	238.6%
Risk-free interest rate	0.37%
Dividend yield	0.00%

The expected life is based on the estimated conversion option term.  The expected volatility is based on historical volatility.  The risk-free interest rate is based on the U.S. Treasury yields with terms equivalent to the expected life of the related conversion option at the time of the valuation.  Dividend yield is based on historical trends.  While the Company believes these estimates are reasonable, the fair value would increase if a higher expected volatility was used, or if the expected dividend yield increased.

There were no changes in the valuation techniques during the nine months ended October 31, 2009.

NOTE 10 – SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through November 30, 2009, the date the financial statements were issued.

On November 24, 2009, the Company and an investor entered into an addendum to a convertible note that was previously delinquent, whereby the amortizing requirement of the convertible note was removed effective March 1, 2009, thereby curing the default (see Note 5).

Since October 31, 2009, through November 30, 2009, a related party has contributed an additional $8,000 to fund operations.
F-12-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009

F-13-

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of:
     Gold Entertainment Group, Inc.

We have audited the accompanying consolidated balance sheets of Gold Entertainment Group, Inc. as of January 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders' deficiency, and cash flows for the years ended January 31, 2009 and 2008.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gold Entertainment Group, Inc. as of January 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for the years ended January 31, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company had cash used in operating activities of $19,133 for the year ended January 31, 2009. Additionally, as of January 31, 2009, the Company had a working capital deficit of $57,364, an accumulated deficit of $2,868,268, a stockholders deficit of $107,364, and was an inactive Company with no revenues and minimal cash.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management's plans as to these matters are also described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SALBERG & COMPANY, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
November 5, 2009

F-14-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	Janaury 31, 2009	Janaury 31, 2008
Assets

Current assets:
Cash	$62	$3,806
Prepaid expenses	7,000	-
Due from related party	-	14,045
Total current assets	7,062	17,851

Deposit	-	3,000

Total assets	$7,062	$20,851

Liabilities and Stockholders' Deficiency

Current liabilities:
Promissory note guarantee liability	$20,000	$20,000
Embedded conversion option liability	19,985	-
Accounts payable and accrued expenses	19,510	484,917
Accrued liabilities - discontinued operations	3,476	126,775
Due to related party	1,344	-
Note payable, net of $9,889 debt discount	111	-
Total current liabilities	64,426	631,692

Convertible note payable	50,000	50,000
Total liabilities	114,426	681,692

Commitments and contingencies (Note 8)

Stockholders' deficiency:
Preferred stock, no par value; 50,000,000 shares authorized;
none issued and outstanding	-	-
Common stock, $0.0001 par value; 25,000,000,000 shares authorized;
8,981,501,513 shares issued and outstanding	898,150	898,150
Additional paid-in capital	1,862,754	1,862,754
Accumulated deficit	(2,868,268)	(3,421,745)
Total stockholders' deficiency	(107,364)	(660,841)

Total liabilities and stockholders' deficiency	$7,062	$20,851

The accompanying notes are an integral part of these consolidated financial statements.
F-15-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended	For the Year Ended
	Janaury 31, 2009	Janaury 31, 2008

Revenues	$-	$-

Operating expenses:
General and administrative (includes stock-based compensation
expense of $0 and $745,105, respectively)	14,237	1,352,593

Total operating expenses	14,237	1,352,593

Loss from operations	(14,237)	(1,352,593)

Other income (expense):
Gain on settlement of accrued liabilities	461,429	-
Gain on termination of debt	123,300	-
Interest expense	(7,030)	(12,492)
Change in embedded conversion option liability	(9,985)	-
Loss on conversion of debt to equity	-	(64,615)
Total other income (expense)	567,714	(77,107)

Net income (loss)	$553,477	$(1,429,700)

Income (loss) per share - basic and diluted	$-	$-

Weighted average shares outstanding - basic	8,981,501,513	6,330,843,979
Weighted average shares outstanding - diluted	10,181,501,513	6,330,843,979

The accompanying notes are an integral part of these consolidated financial statements.

F-16-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY
FOR THE YEARS ENDED JANUARY 31, 2009 AND 2008

			Additional Paid-in		Total Stockholders'
	Common Stock			Accumulated
	Shares	Par Value	Capital	Deficit	Deficiency
Balance, January 31, 2007	141,501,513	$14,150	$1,643,344	$(1,992,045)	$(334,551)
Conversions of notes payable	3,440,000,000	344,000	(107,385)	-	236,615
Contributed capital	-	-	100,710	-	100,710
Conversions of related party payable	3,250,000,000	325,000	(314,020)	-	10,980
Common shares issed for services	2,035,714,286	203,571	(72,466)	-	131,105
Stock-based compensation	-	-	614,000	-	614,000
Common shares issed for cash	114,285,714	11,429	(1,429)	-	10,000
Net loss for the year ended January 31, 2008	-	-	-	(1,429,700)	(1,429,700)
Balance, January 31, 2008	8,981,501,513	898,150	1,862,754	(3,421,745)	(660,841)
Net income for the year ended January 31, 2009	-	-	-	553,477	553,477
Balance, January 31, 2009	8,981,501,513	$898,150	$1,862,754	$(2,868,268)	$(107,364)

The accompanying notes are an integral part of these consolidated financial statements.

F-17-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the Year Ended	For the Year Ended
	Janaury 31, 2009	Janaury 31, 2008
Cash flows from operating activities:
Net income (loss)	$553,477	$(1,429,700)
Adjustments to reconcile net income (loss) to net cash
used in operating activities:
Change in embedded conversion option liability	9,985	-
Amortization of debt discount	111	-
Gain on termination of debt	(123,300)	-
Gain on settlement of accrued liabilities	(461,429)	-
Stock-based compensation	-	614,000
Common stock issued for services	-	131,105
Contributed capital	-	100,710
Loss on debt conversion	-	64,615
Changes in operating assets and liabilities:
Increase in prepaid expenses	(7,000)	-
Decrease (increase) in deposit	3,000	(3,000)
Increase in promissory note guarantee liability	-	20,000
Increase in accounts payable and accrued expenses	6,023	484,917
Net cash used in operating activities	(19,133)	(17,353)

Cash flows from investing activities:
Repayments received from related party	14,045	18,949
Advances to related party	-	(7,940)
Net cash provided by investing activities	14,045	11,009

Cash flows from financing activities:
Proceeds from common shares issued for cash	-	10,000
Repayments of advances to related party	(7,047)	-
Advances received from related party	8,391	-
Net cash provided by financing activities	1,344	10,000

Net (decrease) increase in cash	(3,744)	3,656

Cash - beginning of year	3,806	150

Cash - end of year	$62	$3,806

Supplemental disclosure of cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash investing and financing activities:
Settlement of accrued liability for note payable	$10,000	$-
Recognition of embedded conversion option liability as debt discount	$10,000	$-
Notes payable converted to common shares	$-	$172,000
Accrued liabilities converted to common shares	$-	$10,980

The accompanying notes are an integral part of these consolidated financial statements.
F-18-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008

NOTE 1 – NATURE OF ORGANIZATION

Gold Entertainment Group, Inc. (the “Company”) was originally incorporated in the State of Nevada on February 3, 1999 under the name Advanced Medical Technologies, Inc.  The Company was organized formerly for the purpose of establishing a multimedia internet-based communication network between the healthcare industry manufacturers and the key base managers in the medical field to advertise and promote the manufacturers products.  As a result of the abandonment of its patent rights and termination of its previous consulting agreements, as of March 26, 2002, the Company decided not to pursue its previous business plan involving multimedia internet bases.  On March 26, 2002, pursuant to the "Stock Exchange and Merger Agreement", the Company consummated a "reverse acquisition" and changed its name to Gold Entertainment Group, Inc.  On August 28, 2007, the Company filed a certificate of domestication with the State of Florida whereby the Company became a Florida corporation.  Simultaneously, the Company’s capital structure was increased to 25,000,000,000 common shares having a par value of $0.0001 per share and 50,000,000 preferred shares having no par value per share.

The Company was previously presented as a development stage company.  During May 2004 through April 2005, the Company was a marketer of a national multi-level, fixed-price DVD rental program marketing its products and programs exclusively through an independent network of distributors.  Accordingly, the Company exited the development stage in May 2004 when it began operating in the DVD rental program.  The Company ceased this business in April 2005.

On October 11, 2005, the Company filed with the State of Florida Articles of Incorporation for Quality of Life Marketing, Inc., which became a wholly-owned subsidiary of the Company.  This subsidiary became inactive and, therefore, the Company elected not to incur the costs of maintaining this entity.  As a result, on September 25, 2009, this subsidiary was dissolved by the State of Florida.

In 2007, the Company attempted to reposition itself in the music entertainment market, specifically showcasing emerging talent.  Also in 2007, the Company formed, with two other entities, World Riddim International Music, LLC in which the Company held a one-third interest.  As the other two entities failed to perform as agreed, the LLC was dissolved on September 26, 2008.

The Company’s current business plan is primarily to serve as a vehicle for the acquisition of or merger or consolidation with another company (a “target business”).  The Company intends to use its capital stock, debt, or a combination of these to effect a business combination with a target business which management believes has significant growth potential.

NOTE 2 – GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company has net cash used in operations of $19,133 for the year ended January 31, 2009, and an accumulated deficit of $2,868,268, stockholders’ deficiency of $107,364, and working capital deficit of $57,364 at January 31, 2009 and has been inactive with no revenues since April 2005.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan and/or raise capital.  The Company plans to locate an operating company to merge with or sell a controlling interest to a third party who would subsequently merge an operating business into the Company.  Management believes that the actions presently being taken provide the opportunity for the Company to continue as a going concern.  The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities and assets at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.  Significant estimates include the valuation of stock-based compensation, the valuation of discount on debt, the valuation of derivative instruments, the valuation of debt guarantees, and the valuation allowance on deferred tax assets.

F-19-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Principals of Consolidation

The consolidated financial statements include the accounts of Gold Entertainment Group, Inc. and its wholly-owned subsidiary Quality of Life Marketing, Inc.  All inter-company balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents. There were no cash equivalents at January 31, 2009 or 2008, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash, note payable, accounts payable and accrued expenses, and due from (to) related party are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.  The carrying amount of the Company's long-term debt approximates quoted market prices or current rates offered to the Company for debt of the same remaining maturities.

Fair Value

On January 1, 2008, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157”).  SFAS 157 defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.  In February 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position, “FSP FAS 157-2—Effective Date of FASB Statement No. 157” (“FSP 157-2”), which delays the effective date of SFAS 157 for one year for certain nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  Excluded from the scope of SFAS 157 are certain leasing transactions accounted for under SFAS No. 13, “Accounting for Leases.”  The exclusion does not apply to fair value measurements of assets and liabilities recorded as a result of a lease transaction but measured pursuant to other pronouncements within the scope of SFAS 157.

Accounting for Derivatives

The Company evaluates its options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 “Accounting for Derivative Instruments and Hedging Activities” and related interpretations including EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”) and EITF Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-5”).  The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability.  In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as Other income (expense).  Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.  Equity instruments that are initially classified as equity that become subject to reclassification under SFAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date.

Income taxes

Current income taxes are based on the year’s taxable income for federal and state income tax reporting purposes.  Deferred income taxes are provided on a liability basis whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax law and rates on the date of enactment.
F-20-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income taxes (Continued)

In June 2006, the FASB issued SFASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”).  This statement clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.”  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48, which is effective for fiscal years beginning after December 15, 2006, also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  The Company believes its tax positions are all highly certain of being upheld upon examination.  As such, the Company has not recorded a liability for unrecognized tax benefits.  As of January 31, 2009, the tax years 2006 through 2008 remain open for IRS audit.  The Company has received no notice of audit from the Internal Revenue Service for any of the open tax years.  The adoption of the provisions of FIN 48 did not have a material impact on our financial position and results of operations.

On May 2, 2007, the FASB issued FASB Staff Position FIN 48-1, Definition of Settlement in FASB Interpretation No. 48, (“FSP FIN 48-1”).  FSP FIN 48-1 amends FIN 48 to provide guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits.  The term “effectively settled” replaces the term “ultimately settled” when used to describe recognition, and the terms “settlement” or “settled” replace the terms “ultimate settlement” or “ultimately settled” when used to describe measurement of a tax position under FIN 48.  FSP FIN 48-1 clarifies that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished.  For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The adoption of FSP FIN 48-1 did not have an impact on the accompanying consolidated financial statements.

Stock-Based Compensation

Compensation expense associated with the granting of stock based awards to employees and directors and non-employees is recognized in accordance with SFAS No. 123(R), “Share Based Payment” and related interpretations. SFAS No. 123(R) requires companies to estimate and recognize the fair value of stock-based awards to employees and directors. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.

Basic and Diluted Net Loss Per Common Share

Basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period.  Diluted net loss per common share is computed using the weighted average number of common shares outstanding for the period, and, if dilutive, potential common shares outstanding during the period.  Potential common shares consist of the incremental common shares issuable upon the exercise of stock options, stock warrants, convertible debt instruments or other common stock equivalents.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash.  The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.
F-21-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Standards

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157”), which is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  SFAS 157 defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.  In February 2008, the FASB issued FASB Staff Position, “FSP FAS 157-2—Effective Date of FASB Statement No. 157” (“FSP 157-2”), which delays the effective date of SFAS 157 for one year for certain nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  Excluded from the scope of SFAS 157 are certain leasing transactions accounted for under SFAS No. 13, “Accounting for Leases.”  The exclusion does not apply to fair value measurements of assets and liabilities recorded as a result of a lease transaction but measured pursuant to other pronouncements within the scope of SFAS 157.  The Company does not believe the adoption of SFAS 157, on February 1, 2008, had a material impact on its consolidated financial position, cash flows or results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115.”, which is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007  SFAS No. 159 permits all entities to choose to measure and report many financial instruments and certain other items at fair value at specified election dates.  If such an election is made, any unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each subsequent reporting date.  In addition, SFAS No. 159 establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.  The Company does not believe the adoption of SFAS 159, on February 1, 2008, had a material impact on its consolidated financial position, cash flows or results of operations.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“SFAS 160”), which is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  This Statement amends Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS 160 is required to be adopted simultaneously with SFAS 141R.  The Company does not currently have any non-controlling interests in its subsidiaries, and accordingly, the Company does not believe the adoption of SFAS 160, effective February 1, 2009, shall have a material impact on its consolidated financial position, cash flows or results of operations.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”), which is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.  SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting.  It is intended to enhance the current disclosure framework in SFAS 133 by requiring that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation.  This disclosure better conveys the purpose of derivative use in terms of the risks that the entity is intending to manage.  The Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  The Company does not believe the adoption of SFAS 161, effective February 1, 2009, shall have a material impact on its consolidated financial position, cash flows or results of operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles,” which is effective 60 days following the SEC’s approval of the Public CompanyAccounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”.  This standard reorganizes the GAAP hierarchy in order to improve financial reporting by providing a consistent framework for determining what accounting principles should be used when preparing U.S. GAAP financial statements.  The Company is currently evaluating the impact, if any, this new standard will have on its consolidated financial position, cash flows and results of operations.
F-22-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Standards (Continued)

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60.”, which is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.  The scope of SFAS 163 is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, SFAS 163 does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). SFAS 163 also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” The Company does not believe the adoption of SFAS 163, effective February 1, 2009, shall have a material impact on its consolidated financial position, cash flows or results of operations.

In June 2008, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (“EITF 07-5”), which is effective for fiscal years ending after December 15, 2008, with earlier application not permitted by entities that has previously adopted an alternative accounting policy.  The adoption of EITF 07-5’s requirements will affect accounting for convertible instruments and warrants with provisions that protect holders from declines in the stock price (“round-down” provisions).  Warrants with such provisions will no longer be recorded in equity.  EITF 07-5 guidance is to be applied to outstanding instruments as of the beginning of the fiscal year in which the Issue is applied.  The cumulative effect of the change in accounting principle shall be recognized as an adjustment to the opening balance of retained earnings (or other appropriate components of equity) for that fiscal year, presented separately.  The cumulative-effect adjustment is the difference between the amounts recognized in the statement of financial position before initial application of this Issue and the amounts recognized in the statement of financial position at initial application of this Issue.  The amounts recognized in the statement of financial position as a result of the initial application of this Issue shall be determined based on the amounts that would have been recognized if the guidance in this Issue had been applied from the issuance date of the instrument.  The Company implemented this standard on February 1, 2008.

In May 2009, the FASB issued SFAS No. 165 “Subsequent Events” (“SFAS 165”), which is effective for interim or annual financial periods ending after June 15, 2009.  SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  SFAS 165 sets forth (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  The Company does not believe the adoption of SFAS 165, effective August 1, 2009, shall have a material impact on its consolidated financial position, cash flows or results of operations.

In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”), which is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009.  SFAS 166 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets.  The Company does not believe the adoption of SFAS 166, effective February 1, 2010, shall have a material impact on its consolidated financial position, cash flows or results of operations.

In June 2009, the FASB issued SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”), which is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009.  SFAS 167 improves financial reporting by enterprises involved with variable interest entities and to address (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, as a result of the elimination of the qualifying special-purpose entity concept in SFAS 166 and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity.  The Company does not believe the adoption of SFAS 167, effective February 1, 2010, shall have a material impact on its consolidated financial position, cash flows or results of operations.
F-23-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Standards (Continued)

In June 2009, the FASB issued SFAS No. 168 “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162”, which is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The FASB Accounting Standards Codification (“Codification”) will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  All existing accounting standards are superseded as described in SFAS 168.  All other accounting literature not included in the Codification is nonauthoritative.  The Company does not believe the adoption of SFAS 168, effective August 1, 2009, shall have a material impact on its consolidated financial position, cash flows or results of operations.

NOTE 4 – RELATED PARTY TRANSACTIONS

Due From (To) Related Party

From time to time during the years ended January 31, 2009 and 2008, advances were made to and from the Company’s current President (also a significant stockholder) and an entity owned 100% by this individual (collectively, the “related party”).  These advances are short-term in nature, non-interest bearing and were the primary source of funding for the Company in fiscal 2008 and 2009.  For the years ended January 31, 2009 and 2008, the activity with the related party consisted of the following:

	For the Year Ended	For the Year Ended
	January 31, 2009	January 31, 2008
Balance due from (to) related party - Beginning	$14,045	$14,074
Advances made to related party	7,047	7,940
Proceeds received from related party	(22,436)	(18,949)
Conversions to common shares	-	10,980
Balance due from (to) related party - Ending	$(1,344)	$14,045

NOTE 5 – CONVERTIBLE NOTE PAYABLE AND PROMISSORY NOTE GUARANTEE LIABILITY

Convertible Note Payable

At January 31, 2007, the Company was indebted to an individual (the “consultant”), pursuant to both a patent license agreement and a consulting agreement, in the amount of $222,000 bearing interest at 12% per annum.  On March 1, 2007, the Company entered into a Note Purchase Agreement, whereby the Company consented to the sale of this $222,000 debt to a third party (the “investor”).  In connection with the Note Purchase Agreement, on March 1, 2007, the Company modified the debt whereby the debt became a convertible note (the “Note”) in the amount of $222,000.  The Note accrues interest during the first two years and at the beginning of year three, on March 1, 2009, the Note shall be amortized with monthly payments of principal and interest required in order to repay the loan in full by February 28, 2011.  As of March 1, 2009, the Company became delinquent with regards to the amortizing provision of the Note (See Note 12).  The noteholder is entitled, at his option, at any time and in whole or in part, to convert the outstanding principal amount of the Note, or any portion of the principal amount thereof, and any accrued interest, into common shares of the Company.  Any amounts the noteholder elects to convert will be converted into common shares at a conversion price which is the higher of (i) $0.00005 per share or (ii) fifty percent (50%) of the five (5) day average closing bid price immediately prior to the delivery of a notice of conversion to the Company.  The embedded conversion option did not qualify for derivative treatment and there was no beneficial conversion feature value as the minimum conversion rate of $0.00005 exceeded the fair value of the Company’s common stock on the note date.  During the year ended January 31, 2008, the noteholder converted $236,615 of the principal balance into 3,440,000,000 common shares.  The Company calculated an incorrect conversion price for one of the conversions and, as a result, the Company issued too many shares for said conversion.  Accordingly, a loss on conversion of $64,615 was recognized based on the excess number of shares issued at the market price of the Company’s common stock.  As of January, 31, 2009 and 2008, the remaining principal balance of the convertible note payable was $50,000.  During the years ended January 31, 2009 and 2008, interest expense of $6,919 and $12,492, respectively, was recognized.
F-24-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008

NOTE 5 – CONVERTIBLE NOTE PAYABLE AND PROMISSORY NOTE GUARANTEE LIABILITY (Continued)

Promissory Note Guarantee Liability

In connection with the aforementioned Note Purchase Agreement whereby the consultant assigned his receivable from the Company to the investor, the Company guaranteed the payment due from the investor to the consultant.  The guarantee consists of free-trading common shares of the Company with a trading value of not less than $20,000.  As the due date for payment from the investor to the consultant under the Note Purchase Agreement was May 7, 2007, and the investor had not yet fully paid the consultant at that time, a promissory note guarantee liability of $20,000, which represents the fair value of the guarantee, was recognized accordingly.  As of the date of this report, the investor has not yet paid in full the consultant and, therefore, the liability remains.

NOTE 6 – NOTE PAYABLE AND EMBEDDED CONVERSION OPTION LIABILITY

Note Payable

On April 19, 2007, the Company entered into a six-month Consulting Agreement (the “Agreement”) whereby the Company received investor and marketing relations in exchange for: (i) $600,000 payable at the rate of $100,000 per month in the form of free trading common shares of the Company with the first and last month’s compensation due at the inception of the Agreement and (ii) a six-month option to purchase $1,000,000 worth of free trading common shares of the Company at a 50% discount to market of the five (5) day average closing bid price.  As the option was exercisable immediately, stock-based compensation of $614,000 was recognized with a corresponding increase in additional paid-in capital (See Note 9).  As of September 19, 2007, the Company had recognized $600,000 of expense under the Agreement.  During August and November 2007, the Company issued an aggregate of 1,285,714,286 common shares to settle an aggregate of $128,571 of the accrued liability, with the remaining balance of $471,429 included in accounts payable and accrued expenses in the accompanying consolidated balance sheet at January 31, 2008.

On January 30, 2009, the Company and the consultant entered in a Release Agreement whereby the remaining liability of $471,429 was replaced with a $10,000 promissory note payable (the “Note”).  Accordingly, the Company recognized a gain on settlement of accrued liabilities of $461,429.  The Note bears interest at 5% per annum and is payable within ten (10) days of demand after the 90th day following the issuance date of the Note.  The Company is currently in default on this note (See Note 12).  In addition, the Note requires a repayment percentage equal to 1.5% of the outstanding principal amount of the Note for each month, or portion thereof, the Note is outstanding.  Lastly, unless all outstanding amounts under the Note have been paid or the Note has been previously converted, all amounts are due in full upon the earlier of (i) the sale of the Company or (ii) two (2) years from the issuance date of the Note.

At any time that is 360 days following the issuance date of the Note, and from time to time, the noteholder may convert all or any portion of the Note, together with the repayment percentage, and accrued and unpaid interest, into common shares of the Company.  Any amounts the noteholder elects to convert will be converted into common shares at a conversion price which is the lesser of (i) the price that the common stock of the Company is trading at on the date of conversion less a fifty percent (50%) discount to market or (ii) $0.0001 per share.  As of January 31, 2009, no portion of the Note has been converted.  As of January, 31, 2009, the remaining principal balance of the convertible note payable was $10,000.

Embedded Conversion Option Liability

The conversion feature of the aforementioned Note is deemed to be an embedded conversion option liability that is required to be treated as a derivative.  At the issuance date of the Note, the fair value of the embedded conversion option liability was $10,000, which was recorded as a liability with a corresponding discount to the Note.  During the year ended January 31, 2009, $111 of the debt discount has been amortized to interest expense.  As of January 31, 2009, the fair value of the embedded conversion option liability was $19,985, and accordingly, the $9,985 change in fair value of the embedded conversion option liability during the year ended January 31, 2009, has been recorded in the accompanying consolidated statement of operations as other income (expense).

NOTE 7 – ACCRUED LIABILITIES – DISCONTINUED OPERATIONS

As discussed in Note 1, the Company ceased operations in April 2005.  As of January 31, 2009, a portion of the liabilities related to operations that occurred prior to when the Company ceased operations were past the statute of limitations.  Accordingly, the Company has eliminated $123,300 of these liabilities, which resulted in a corresponding gain on termination of debt.
F-25-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of January 31, 2009, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

NOTE 9 – STOCKHOLDERS’ DEFICIENCY

Par Value

On August 27, 2007, the Company changed the par value of its common stock to $0.0001 per share.  All share information has been retroactively restated accordingly.

Common Stock Issuances

On March 5, 2007, $70,000 of the principal balance of the convertible note payable was converted into 1,400,000,000 common shares.

On March 7, 2007, the Company’s current President (also a principal stockholder) and an entity owned 100% by this individual (collectively, the “related party”) converted $10,980 of amounts due from the Company into 3,250,000,000 common shares.

On March 7, 2007, the Company issued 500,000,000 common shares to a consultant for services rendered.  Accordingly, the Company recognized $1,689 of expense with a corresponding increase in common stock of $50,000 and a decrease in additional paid-in capital of $48,311.

On March 7, 2007, the Company issued 250,000,000 common shares to the Company’s Chief Executive Officer for services rendered.  Accordingly, the Company recognized $845 of expense with a corresponding increase in common stock of $25,000 and a decrease in additional paid-in capital of $24,155.

On March 29, 2007, $20,000 of the principal balance of the convertible note payable was converted into 400,000,000 common shares.  The Company calculated an incorrect conversion price for this conversion and, as a result, the Company issued too many shares for this conversion.  Accordingly, a loss on conversion of $64,615 was recognized based on the excess number of shares issued at the market price of the Company’s common stock.

On April 17, 2007, $29,500 of the principal balance of the convertible note payable was converted into 590,000,000 common shares.

On August 31, 2007, the Company issued 114,285,714 common shares in exchange for $10,000 cash.

On August 31, 2007, the Company issued 585,714,286 common shares as compensation for $58,571 of services rendered under a consulting agreement.

On November 29, 2007, the Company issued 700,000,000 common shares as compensation for $70,000 of services rendered under a consulting agreement.

On January 3, 2008, $52,500 of the principal balance of the convertible note payable was converted into 1,050,000,000 common shares.

Since the Company’s common stock was very thinly traded and no reliable quotation was available, the Company’s best estimate of fair value of its common stock in March 2007 was the $15,000 price a third party investor paid a noteholder to purchase a $222,000 promissory note that became convertible immediately into 4,440,000,000 common shares ($0.00000338 per share).  Common shares issued for services after March 2007 were valued at the quoted trading price on the grant date.
F-26-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008

NOTE 9 – STOCKHOLDERS’ DEFICIENCY (Continued)

Contributed Capital

On March 5, 2007, the noteholder of the convertible note payable contributed $12,500 cash for working capital purposes.

On March 5, 2007, the noteholder of the convertible note payable paid 950,000,000 of his common shares on behalf of the Company for services rendered to the Company.  Accordingly, the Company recognized $3,210 of expense, which was treated as contributed capital.

On April 17, 2007, the noteholder of the convertible note payable paid 300,000,000 of his common shares on behalf of the Company for services rendered to the Company.  Accordingly, the Company recognized $60,000 of expense, which was treated as contributed capital.

On January 3, 2008, the noteholder of the convertible note payable paid 250,000,000 of his common shares on behalf of the Company for services rendered to the Company.  Accordingly, the Company recognized $25,000 of expense, which was treated as contributed capital.

Services contributed by any officers during fiscal 2009 and 2008 were deminimus.

Stock Options

On April 19, 2007, the Company granted to a consultant a six-month option to purchase $1,000,000 worth of free trading common shares of the Company at a 50% discount to market of the five (5) day average closing bid price.  The fair value of the option was $614,000, which was recognized immediately as stock-based compensation with a corresponding increase in additional paid-in capital as the option was exercisable upon inception of the contract.

The Company estimates the fair value of stock-based compensation utilizing the Black-Scholes option pricing model, which is dependent upon several variables such as the expected option term, expected volatility of our stock price over the expected term, expected risk-free interest rate over the expected option term, expected dividend yield rate over the expected option term, and an estimate of expected forfeiture rates.  The Company believes this valuation methodology is appropriate for estimating the fair value of stock options granted to employees and directors which are subject to SFAS 123R requirements.  These amounts are estimates and thus may not be reflective of actual future results, nor amounts ultimately realized by recipients of these grants.  No stock options were issued during the year ended January 31, 2009.  The following table summarizes the assumptions the Company utilized to record compensation expense for stock options granted during the year ended January 31, 2008:

For the Year Ended
Assumptions	January 31, 2008
Expected life (years)	0.5
Expected volatility	150%
Risk-free interest rate	4.84%
Dividend yield	0.00%

The expected volatility for the year ended January 31, 2008 is based on comparative companies since the Company’s common stock was very thinly traded and the quoted market price was not reliably measurable.  The expected life is equal to the contractual life for non-employee contracts.  The risk-free interest rate is based on the U.S. Treasury yields with terms equivalent to the expected life of the related option at the time of the grant.  Dividend yield is based on historical trends.  While the Company believes these estimates are reasonable, the compensation expense recorded would increase if the expected life was increased, a lower expected volatility was used, or if the expected dividend yield increased.
F-27-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008

NOTE 9 – STOCKHOLDERS’ DEFICIENCY (Continued)

Stock Options (Continued)

A summary of the Company’s stock option activity during the year ended January 31, 2008 is presented below:

	No. of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Balance Outstanding, 01/31/07	-	$-
Granted	10,000,000,000	$0.00005
Exercised	-	$-
Forfeited	-	$-
Expired	(10,000,000,000)	$0.00005
Balance Outstanding, 01/31/08	-	$-	-	$-
Exercisable, 01/31/08	-	$-	-	$-

The weighted-average grant-date fair value of options granted during the year ended January 31, 2008 was $0.000614.

NOTE 10 – EARNINGS (LOSS) PER SHARE

The following table summarizes the weighted average shares outstanding:

Basic earnings (loss) per share is computed on the basis of the weighted average number of shares of common stock outstanding during the period.  Diluted earnings per share is computed on the basis of the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method.  Dilutive potential common shares include outstanding stock options, warrants, convertible debt and the promissory note guarantee liability.  Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive.  The treasury stock effect of stock options, warrants, convertible debt and the promissory note guarantee liability outstanding during the year ended January 31, 2008 have not been included in the calculation of the net loss per share as such effect would have been anti-dilutive.  As a result, the basic and diluted loss per share amounts for the year ended January 31, 2008 are identical.

Components of basic and diluted earnings per share for the year ended January 31, 2009 were as follows:

	For the Year Ended January 31, 2009
	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount
Income from continuing operations	$553,477

Basic EPS
Income available to common stockholders	553,477	8,981,501,513	$-

Effect of Dilutive Securities
Convertible debt	6,919	1,000,000,000
Promissory note guarantee liability	-	20,000,000

Diluted EPS
Income available to common stockholders + assumed conversions	$560,396	10,181,501,513	$-

F-28-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008

NOTE 10 – EARNINGS (LOSS) PER SHARE (Continued)

Convertible debt of $10,000 was outstanding during the year ended January 31, 2009, but was not included in the computation of diluted earnings per share because the debt is not yet convertible until January 25, 2010.  The convertible debt may dilute future earnings per share.

NOTE 11 – INCOME TAXES

The components of the benefit (provision) for income taxes from continuing operations are as follows:
	For the Year Ended January 31, 2009	For the Year Ended January 31, 2008
Current (benefit) provision: federal	$-	$-
Current (benefit) provision: state	-	-
Total current provision	-	-

Deferred (benefit) provision: federal	-	-
Deferred (benefit) provision: state	-	-
Total deferred provision	-	-

Total provision (bebnfit) for income taxes from continuing operations	$-	$-

Significant items making up the deferred tax assets and deferred tax liabilities are as follows:

	January 31, 2009	January 31, 2008
Long-Term deferred taxes:
Operating loss carryforwards-federal	829,600	1,016,600
Operating loss carryforwards-state	97,600	119,600
Total deferred taxes	927,200	1,136,200
Less: valuation allowance	(927,200)	(1,136,200)
Net deferred tax assets	$-	$-

A valuation allowance is established if it is more likely than not that all or a portion of the deferred tax asset will not be realized.  Accordingly, a valuation allowance was established in 2009 and 2008 for the full amount of the deferred tax asset due to the uncertainty of realization.  Management believes that based upon its projection of future taxable operating income for the foreseeable future, it is more likely than not that the Company will not be able to realize the benefit of the deferred tax asset at January 31, 2009. The net change in the valuation allowance during the year ended January 31, 2009 was a decrease of $209,000.  The valuation allowance as of January 31, 2009 was $927,200.

The Company’s effective income tax (benefit) rate for continuing operations differs from the statutory federal income tax benefit rate as follows:
	For the Year Ended January 31, 2009	For the Year Ended January 31, 2008
Federal tax benefit (provision) rate	34%	34%
State tax benefit (provision) rate	4%	4%
Change in valuation allowance	-38%	-38%

Effective Income tax (benefit) provision rate from continuing operations	0%	0%

F-29-

GOLD ENTERTAINMENT GROUP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008

NOTE 11 – INCOME TAXES (Continued)

The Company has unused net operating loss carryforwards for income tax purposes totaling approximately $2,440,000 and $2,990,000 at January 31, 2009 and 2008, respectively, expiring through the year 2029 subject to the Internal Revenue Code Section 382, which places a limitation on the amount of taxable income that can be offset by net operating losses after a change in ownership.  In accordance with certain provisions of the Tax Reform Act of 1986 a change in ownership of greater than fifty (50%) percent of a corporation within a three (3) year period will place an annual limitation on the corporation’s ability to utilize its existing tax benefit carryforwards.  Such a change in ownership may have occurred in connection with the private placement of securities. Additionally, the Company’s utilization of its tax benefit carryforwards may be restricted in the event of possible future changes in the ownership of the Company from the exercise of options or other future issuances of common stock.

 NOTE 12 – SUBSEQUENT EVENTS

As of March 1, 2009, the Company is delinquent with regards to the convertible note that became an amortizing loan on that date (See Note 5).

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through November 5, 2009, the date the financial statements were issued.

Since January 31, 2009, through November 5, 2009, a related party has contributed an additional $12,370 to fund operations.
F-30-

Exhibits and Financial Statement Schedules

Exhibit Number		Description of Document

1.0		Florida Certificate of Domestication and Amended Articles of Incorporation
2.0	#	Shareholder List
3.0		Opinion of Jean-Pierre & Jean-Pierre, LLC. Corporate Counsel
4.0		Consent of Independent Accounting Firm
#     Confidential Treatment has been requested with respect to portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

Undertakings.

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i. Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. Include any additional or changed material information on the plan of distribution

2.   For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.

4.   Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Gold Entertainment Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 2nd day of  March, 2010.

GOLD ENTERTAINMENT GROUP, INC.
By:	/s/ BRIAN STETTEN BRIAN STETTEN Chairman and Chief Executive Officer

GOLD ENTERTAINMENT GROUP, INC.
By:	/s/ HAMON FRANCIS FYTTON Hamon Francis Fytton President and Chief Financial Officer

/s/ HAMON FRANCIS FYTTON HAMON FRANCIS FYTTON	Director	March 2, 2010

/s/ BRIAN STETTEN BRIAN STETTEN	Director	March 2, 2010